Exhibit 10(iv)o

AGREEMENT FOR PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

BY AND BETWEEN

AMBASSADOR XI, L.P., a Delaware limited partnership,

Calmark/Fort Collins, Ltd., a California limited partnership,

Bexley House, L.P., a Delaware limited partnership,

Big Walnut, L.P., a Delaware limited partnership,

Runaway Bay-Oxford Associates L.P., an Indiana limited partnership,

Runaway Bay II – Oxford Associates, L.P., a Maryland limited partnership,

Sycamore Creek Associates, L.P., a Delaware limited partnership,

Columbus III – Oxford Associates Limited Partnership, a Maryland limited partnership,

Cooper’s Pointe CPGF 22, L.P., a Delaware limited partnership,

Hibben Ferry I Apartment Partners, L.P., a Delaware limited partnership,

Charleston – Oxford Associates Limited Partnership, a Maryland limited partnership,

WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP, a Maryland limited partnership,

Copper Mill CPGF 22, L.P., a Delaware limited partnership

GOVERNOR’S PARK APARTMENTS VII LIMITED PARTNERSHIP, a South Carolina limited partnership, and

SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership

AS SELLERS

AND

JRK PROPERTY HOLDINGS, INC., a California corporation, and
JRK BIRCHMONT ADVISORS, LLC, a Delaware limited liability company, and/or their permitted assignee(s)

COLLECTIVELY AS PURCHASER

(Large Pool)

Table of Contents

10.1.    Indemnity         37

11.2.    Seller Default    38

ARTICLE 12 RISK OF LOSS OR CASUALTY............................................................................. 39

12.1.    Major Damage 39

12.2.    Minor Damage 40

12.3.    Repairs             40

14.5.    Binding Effect   43

14.6.    Captions           43

14.7.    Number And Gender Of Words................................................................................ 43

14.8.    Notices            43

14.9.    Governing Law And Venue........................................................................................ 45

14.10.  Entire Agreement....................................................................................................... 45

14.11.  Amendments    46

14.12.  Severability       46

14.13.  Multiple Counterparts................................................................................................ 46

14.14.  Construction     46

14.15.  Confidentiality   46

14.16.  Time Of The Essence................................................................................................. 46

14.17.  Waiver             46

14.18.  Attorneys’ Fees......................................................................................................... 47

14.19.  Time Periods    47

14.20.  1031 Exchange 47

14.24.  No Recording   48

14.29.  Survival            49

15.1.    Disclosure        51

EXHIBITS AND SCHEDULES                                                       Page first referred to:

Exhibit A-1 – A-16      Legal Descriptions of Property                          Page 1

Exhibit B-1 – B-5         Form of Deeds                                                             Page 3

Exhibit C                      Form of Bill of Sale                                                       Page 2

Exhibit D                      Form of General Assignment                                         Page 22

Exhibit E                       Form of Leases Assignment                                          Page 22

Exhibit F                       Form of Vender Termination                                         Page 22

Exhibit G                      Form of Notice to Tenants                                            Page 23

Exhibit H                      Excluded FF&E                                                           Page 4

Exhibit I                        List of Materials for Purchaser                          Page 6

Exhibit J                       Lead-Based Paint Disclosure                                        Page 52

Schedule 1                   Seller Information Schedule                                           Page 1

AGREEMENT FOR PURCHASE AND SALE
AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE AND ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of the 29th day of September, 2008 (the “Effective Date”), by the selling parties identified on Schedule 1 (the “Seller Information Schedule”) each having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (individually a “Seller” and collectively “Sellers”), and JRK BIRCHMONT ADVISORS, LLC, a Delaware limited liability company and JRK PROPERTY HOLDINGS, INC., a California corporation, each having a principal address at 11766 Wilshire Boulevard, Suite 1450, Los Angeles, California 90025 (collectively as “Purchaser”), or its permitted assignee or assignees as provided in Section 14.4.

RECITALS

A.        Each Seller owns the real estate shown as being owned by it and commonly known as and identified by the “Community Name” listed on the Seller Information Schedule and as more particularly described in Exhibits A-1 through A-16 attached hereto and made a part hereof, and the improvements thereon.

B.         Purchaser desires to purchase, and each Seller desires to sell, the land, improvements and certain associated property described in this Agreement on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of mutual covenants set forth herein and for other consideration the receipt and sufficiency of which is hereby acknowledged, Sellers and Purchaser hereby agree as follows:

ARTICLE 1
CERTAIN DEFINED TERMS

Unless otherwise defined herein, any term with its initial letter capitalized in this Agreement shall have the meaning set forth in this ARTICLE 1.

(a)                “ADA” shall have the meaning set forth in Section 14.23.

(b)               “AIMCO” means Apartment Investment and Management Company.

(c)                “AIMCO Marks” means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by a Seller, its Property Manager, or AIMCO in the marketing, operation or use of a Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

(d)               “Appeal” shall have the meaning set forth in Section 6.5.13.

(e)                “Applicable Share” means, a fraction, the numerator of which is the Property’s Base Purchase Price set forth on the Seller Information Schedule, and the denominator of which is the total Purchase Price.

(f)                 “Assignment and Assumption Documents” shall have the meaning set forth in Section 5.8.

(g)                “Assumed Encumbrances” shall have the meaning set forth in Section 5.1.

(h)                “Assumed Loan Documents” shall have the meaning set forth in Section 5.1.

(i)                  “Assumed Loans” means those Loans made by the Assumption Lenders and secured by the Assumption Properties which the Purchaser (or its assignees) intends to assume at Closing upon the purchase of the Assumption Properties.

(j)                 “Assumption Application” shall have the meaning set forth in Section 5.3.

(k)               “Assumption Lender Fees” shall have the meaning set forth in Section 5.4(c).

(l)                  “Assumption Lenders” means those Lenders who have made Assumed Loans.

(m)              “Assumption Properties” means all Properties identified as Assumption Properties on the Seller Information Schedule.

(n)                “Assumption Sellers” means those Sellers who own the Assumption Properties and are obligated as borrowers under the Assumed Loans.

(o)               “Base Purchase Price” means the purchase price for each of the fifteen (15) individual Properties, as determined by Purchaser pursuant to Section 2.2.5, and set forth on the Seller Information Schedule attached hereto as Schedule 1, as such schedule may be amended.

(p)               “Belmont Purchase Agreement” means that certain Agreement for Purchase and Sale and Escrow Instructions dated of even date as this Agreement, by and between Purchaser, as Purchasers thereunder, and AMBASSADOR IV, L.P., a Delaware limited partnership, and FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP, a Georgia limited partnership, collectively as Sellers.

(q)               “Broker” shall have the meaning set forth in Section 10.1.

(r)                 “Business Day” means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Colorado.

(s)                “Closing” means the consummation of the purchase and sale and related transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

(t)                 “Closing Date” shall have the meaning set forth in Section 6.2.

(u)                “Code” means the Internal Revenue Code of 1986, as amended.

(v)                “Connor” shall have the meaning set forth on the Seller Information Schedule.

(w)              “Consent Agreement” shall have the meaning set forth in Section 15.2.

(x)                “Consultants” shall have the meaning set forth in Section 3.1.

(y)                “Damage Notice” shall have the meaning set forth in Section 12.1.

(z)                “Deeds” means, collectively, the state specific deed for transferring title to each Property, in the forms attached hereto as Exhibits B-1 through B-5, duly executed by the applicable Seller.

(aa)            “Deed of Trust” shall have the meaning set forth in Section 4.5.

(bb)           “Deposit” shall have the meaning set forth in Section 2.2.1.

(cc)            “Effective Date” shall have the meaning set forth in the Preamble.

(dd)           “Entity Interest” shall have the meaning set forth in Section 6.7(a).

(ee)            “Entity Transfer Property” shall have the meaning set forth in Section 6.7(a).

(ff)               “Escrow Agent” means First American Title Insurance Company of New York.

(gg)            “Excluded Permits” means, with respect to each Property, those Permits which, under applicable law, are nontransferable.

(hh)            “Existing Survey” shall have the meaning set forth in Section 4.2.

(ii)                “FHA” shall have the meaning set forth in Section 14.23.

(jj)               “Fixtures and Tangible Personal Property” means, with respect to each Property, all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of such Property.  The term “Fixtures and Tangible Personal Property” does not include (a) equipment leased by the applicable Seller, unless such lease is assumed by Purchaser, and the interest of the applicable Seller in any equipment provided to its Property for use, but not owned or leased by such Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to such Property, or (c) property and equipment owned by the applicable Seller, which in the ordinary course of business of such Property is not used exclusively for the business, operation or management of such Property as set forth on Exhibit H, or (d) any other items set forth on Exhibit H.

(kk)           “General Assignment” shall have the meaning set forth in Section 6.3(c).

(ll)                “Good Funds” shall have the meaning set forth in Section 2.2.1.

(mm)        “Guarantor” shall have the meaning set forth in Section 6.1.

(nn)            “Guaranty” shall have the meaning set forth in Section 6.1.

(oo)           “Improvements” means all buildings, structures, building systems and fixtures, parking areas, sidewalks, landscaping, facilities and improvements located on the Land, including, without limitation, each Property’s plumbing, air conditioning, heating, ventilation, utility and mechanical systems.

(pp)           “Inspections” shall have the meaning set forth in Section 3.1(a).

(qq)           “Intermediary” shall have the meaning set forth in Section 14.20.

(rr)              “Land” means, with respect to each Property, the corresponding tract of land described on Exhibits A-1 through A-16, and all rights, title and interest, if any, in and to appurtenances pertaining thereto, including Seller’s right, title and interest, if any, in and to the adjacent streets, alleys, strips, gores and right-of-ways, subsurface and mineral development rights, and water rights.

(ss)             “Law Engineering” shall have the meaning set forth on the Seller Information Schedule.

(tt)               “Lease(s)” means, with respect to each Property, the interest of the applicable Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to such Seller’s Property and which are in force as of the Closing Date for the applicable Property.

(uu)            “Leases Assignment” shall have the meaning set forth in Section 6.3(d).

(vv)            “Loan” means the indebtedness owing to a specific Lender evidenced by a Note and secured by a Deed of Trust.

(ww)        “Loan Assumption” shall have the meaning set forth in Section 5.2.

(xx)            “Loan Assumption Agreement” shall have the meaning set forth in Section 5.8.

(yy)            “Loan Assumption Approval” shall have the meaning set forth in Section 5.6.

(zz)             “Loan Assumption Deadline” shall have the meaning set forth in Section 5.6.

(aaa)         “Loan Assumption Packet” shall have the meaning set forth in Section 5.3.

(bbb)       “Loan Documents” shall have the meaning set forth in Section 4.6.

(ccc)         “Loan Payoff” shall have the meaning set forth in Section 6.5.7.

(ddd)       “Losses” shall have the meaning set forth in Section 3.4.1.

(eee)         “Major Damage” means damage or destruction by fire or other casualty, the cost of which to repair or restore the Property in question to a condition substantially identical to that of the Property in question prior to the event of damage would be, in the opinion of a contractor or building engineer (determined in accordance with Section 12.1) in excess of thirty percent (30%) of the Base Purchase Price attributable to such Property.

(fff)             “Materials” shall have the meaning set forth in Section 3.5.

(ggg)         “Miscellaneous Property Assets” means, with respect to each Property, all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of such Property and owned by the applicable Seller including development rights and sewer and wastewater capacity rights, excluding, however, (a) receivables, (b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house “banks,” or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) such Seller’s proprietary books and records, or (j) any right, title or interest in or to the AIMCO Marks.  The term “Miscellaneous Property Assets” also shall include all of the applicable Seller’s rights, if any, in and to the “Community Name” for each Property identified in the Seller Information Schedule as it relates solely to use in connection with the applicable Property (and not with respect to any other property owned or managed by any Seller, Property Manager, AIMCO, or their respective affiliates), and, to the extent transferable and at no cost to Sellers, all telephone numbers and website addresses (url) associated with the Property, all computers at the Property used exclusively for the Property, and all data (tangible or computer logged) for the Property held by the Property Manager in connection with management of the Property.

(hhh)         “Note” means, with respect to each Property, the promissory note(s) or bonds identified in the Seller Information Schedule.

(iii)               “Objections” shall have the meaning set forth in Section 4.3.

(jjj)             “Ohio Property Holdback” shall have the meaning set forth in Section 12.5.

(kkk)       “Operating Expenses” shall have the meaning set forth in Section 6.5.2.

(lll)               “Operating Statements” shall have the meaning set forth on Exhibit I.

(mmm)   “Outside Date” shall have the meaning set forth in Section 2.2.1.

(nnn)         “Payoff Property” means all Properties for which the Loan will be paid off at Closing and identified as a Payoff Property on the Seller Information Schedule.

(ooo)       “Permits” means, with respect to each Property, all licenses and permits granted by any governmental authority having jurisdiction over such Property and required in order to own and operate such Property.

(ppp)       “Permitted Exceptions” shall have the meaning set forth in Section 4.4.

(qqq)       “Prohibited Person” means any of the following:  (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

(rrr)            “Property” means (a) the Land and Improvements and all rights of the applicable Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to such Land and Improvements, (b) the right, if any and only to the extent transferable, of such Seller in the Property Contracts (other than Terminated Contracts), Leases, Permits (other than Excluded Permits), Tenant Deposits and the Fixtures and Tangible Personal Property related to such Land and Improvements, and (c) the Miscellaneous Property Assets owned by such Seller which are located on such Land and Improvements and used in its operation.

(sss)          “Property Contracts” means, with respect to each Property, all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of such Property, but only to the extent assignable by their terms or applicable law (including any contracts that are assignable with the consent of the applicable vendor), and not including (a) any national contracts entered into by the applicable Seller, Property Manager, or AIMCO with respect to the applicable Property (i) which terminate automatically upon transfer of such Property by such Seller, or (ii) which such Seller, in Seller’s sole discretion, elects to terminate with respect to such Property in accordance with Section 3.6, effective as of the Closing Date, or (b) any property management contract for such Property.

(ttt)             “Property Contracts Notice” shall have the meaning set forth in Section 3.6.

(uuu)         “Property Manager” means the current property manager of each Property.

(vvv)         “Property Taxes” shall have the meaning set forth in Section 6.5.13.

(www)   “Proration Schedule” shall have the meaning set forth in Section 6.5.1.

(xxx)         “Purchase Price” shall have the meaning set forth in Section 2.2.

(yyy)         “Purchaser’s Designated Entity” shall have the meaning set forth in Section 14.4.

(zzz)          “Purchaser’s Indemnified Parties” shall have the meaning set forth in Section 3.6.

(aaaa)     “Records Disposal Notice” shall have the meaning set forth in Section 6.5.12.

(bbbb)   “Records Hold Period” shall have the meaning set forth in Section 6.5.12.

(cccc)     “Refund” shall have the meaning set forth in Section 6.5.13(a).

(dddd)   “Regional Property Manager” means, with respect to each Property, the individual identified in the Seller Information Schedule.

(eeee)     “Remediation” shall have the meaning set forth in Section 15.2.

(ffff)           “Rent Roll” shall have the meaning set forth on Exhibit I.

(gggg)     “Required Assignment Consent” shall have the meaning set forth in Section 3.6.

(hhhh)     “Return on Deposit” shall have the meaning set forth in Section 2.2.3.

(iiii)                     “Seller’s Indemnified Parties” shall have the meaning set forth in Section 3.4.1.

(jjjj)                   “Seller Information Schedule” shall have the meaning set forth in the introductory paragraph of this Agreement.

(kkkk)           “Seller Loans” shall have the meaning set forth in Section 4.6.

(llll)                     “Seller’s Property-Related Files and Records” shall have the meaning set forth in Section 6.5.12.

(mmmm)     “Seller’s Representations” shall have the meaning set forth in Section 7.1.

(nnnn)             “Sellers’ Representative” means AIMCO.

(oooo)           “Special Purpose Entity” shall have the meaning set forth in Section 6.7(a).

(pppp)           “Special Purpose Entity Fee” shall have the meaning set forth in Section 6.7(d).

(qqqq)           “Survey” shall have the meaning set forth in Section 4.2.

(rrrr)                 “Survival Period” shall have the meaning set forth in Section 7.3.

(ssss)               “Survival Provisions” shall have the meaning set forth in Section 14.29.

(tttt)                   “Sycamore Completion Date” shall have the meaning set forth in Section 12.4.1.

(uuuu)             “Sycamore Creek Holdback” shall have the meaning set forth in Section 12.4.3.

(vvvv)             “Tax Appeal Sellers” shall have the meaning set forth in Section 6.5.13.

(wwww)     “Tenant” means any person or entity entitled to occupy any portion of the applicable Property under a Lease.

(xxxx)             “Tenant Deposits” means, with respect to a Property, all security deposits, prepaid rentals, cleaning fees, and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to the applicable Seller pursuant to its Leases.  Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to the applicable Seller, either pursuant to the Leases or otherwise.

(yyyy)             “Tenant Notice” shall have the meaning set forth in Section 6.3(e).

(zzzz)               “Tenant Security Deposit Balance” shall have the meaning set forth in Section 6.5.6(b).

(aaaaa)          “Tenant Unit” means each apartment in the Properties which is leased by Sellers to Tenants in the ordinary course of Sellers’ business.

(bbbbb)       “Terminated Contracts” shall have the meaning set forth in Section 3.6.

(ccccc)          “Termination Fee” shall have the meaning set forth in Section 11.2(a).

(ddddd)       “Termination Notice” shall have the meaning set forth in Section 9.1.

(eeeee)          “Testing” shall have the meaning set forth in Section 15.2.

(fffff)                 “Third-Party Costs” shall have the meaning set forth in Section 6.5.13(b)(i).

(ggggg)          “Third-Party Reports” means any reports, studies or other information prepared or compiled for Purchaser by any Consultant or other third-party in connection with Purchaser’s investigation of a Property.

(hhhhh)          “Title Commitment” shall have the meaning ascribed thereto in Section 4.1.

(iiiii)                    “Title Documents” shall have the meaning set forth in Section 4.1.

(jjjjj)                 “Title Insurer” means First American Title Insurance Company of New York.

(kkkkk)       “Title Policy” shall have the meaning set forth in Section 4.1.

(lllll)                    “Uncollected Rents” shall have the meaning set forth in Section 6.5.6(a).

(mmmmm)                “Updated Survey” shall have the meaning set forth in Section 4.2.

(nnnnn)          “Utility Costs” shall have the meaning set forth in Section 6.5.6(c).

ARTICLE 2
PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1.            Purchase and Sale

.  Each Seller agrees to sell and convey its applicable Property (as set forth on the Seller Information Schedule) to Purchaser and Purchaser agrees to purchase such Property from each applicable Seller, all in accordance with the terms and conditions set forth in this Agreement.

2.2.            Purchase Price and Deposit

.  The total purchase price (the “Purchase Price”) for all of the Properties shall be $176,800,000.00, which shall be paid by Purchaser.  The Base Purchase Price for each Property is set forth in the Seller Information Schedule, subject to Purchaser’s right to reallocate pursuant to Section 2.2.6.  The Purchase Price shall be paid as follows:

2.2.1.      Deposit

.  Not later than 2:00 p.m. Mountain Time on September 29, 2008 (the “Outside Date”), Purchaser shall deliver directly to Seller’s Representative a deposit (the “Deposit”) of Seventeen Million Seven Hundred Thousand Dollars ($17,700,000.00), by wire transfer of immediately available funds (“Good Funds”).  The Deposit shall be retained by Sellers and shall be nonrefundable to Purchaser except as otherwise provided in this Agreement.  The Deposit shall be allocated among the Sellers of the Properties as listed on the Seller Information Schedule.

2.2.2.      Return on Deposit

.  At the Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to a fixed rate of eight percent (8%) annualized return calculated on a 365-day year on the Deposit (the “Return on Deposit”) from the date the Deposit is made pursuant to Section 2.2.1 to the Closing Date.  As of the Effective Date of this Agreement, assuming that the Deposit is made on September 29, 2008 and the Closing occurs for all of the Properties on October 21, 2008, this credit is calculated to be $85,314.95.

2.2.3.      Assumption of Assumption Property Loans

.  At the Closing, subject to Purchaser’s obligations under ARTICLE 5, Purchaser shall receive a credit against the Base Purchase Price of each of the Assumption Properties in the amount of the outstanding principal balance and all accrued and unpaid interest (if any) thereon, of the applicable Assumed Loan as of the Closing Date.  To the extent permitted by the applicable Assumption Lender, any existing reserves, impounds or other accounts maintained in connection with any Assumed Loan shall remain in place, and Purchaser shall provide the applicable Seller with a credit in the amount thereof at the Closing.

2.2.4.      Balance of Purchase Price

.  The balance of the Purchase Price for each Property (with credit for (a) the Applicable Share of the Deposit plus Return on Deposit, (b) for each Assumption Property for which the Assumption Lender approved the Loan Assumption and which was not converted to a Payoff Property, with a credit as provided in Section 2.2.4, and (c) if applicable, for the Runaway Bay I Property, the Cooper’s Pointe Property, and the Webb Bridge Crossing Property Closings, the original principal amount of the applicable Seller Loan), plus or minus the adjustments or prorations required by this Agreement, shall be paid to and received by Escrow Agent by wire transfer of Good Funds in no event later than 11:00 a.m. (in the time zone in which Escrow Agent is located) on the Closing Date, or such earlier time on the Closing Date as may be required by Escrow Agent.

2.2.5.      Allocation of Base Purchase Prices

.  The allocations of Base Purchase Prices for each Property set forth on the Seller Information Schedule have been established by Purchaser, and Sellers have not, in any way, influenced such allocations among the Properties.  Sellers agree and acknowledge that the allocation of the Base Purchase Prices among the Properties is a matter of strict confidence.  Sellers shall not disclose the allocation of Base Purchase Prices among the Properties except to Sellers’ accountants, attorneys, Escrow Agent, or such other parties Sellers deem necessary in their reasonable discretion, and as otherwise required by law.  Notwithstanding the foregoing, or any contrary provision set forth herein, at anytime prior to the Closing Date, Purchaser may, in Purchaser’s sole and absolute discretion (subject only to the reasonable objection of Sellers), reallocate the Base Purchase Prices for each Property that is 100% AIMCO Properties, L.P.-owned by written notice to Sellers, which notice shall constitute an amendment to this Agreement and shall be deemed to be a part hereof without any further action of Sellers (assuming Sellers have not reasonably objected to such reallocation).

2.2.6.      Tax Reporting

.  Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Code, shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code.  Further, Escrow Agent agrees to indemnify and hold Purchaser, Sellers, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent’s failure to file the reports Escrow Agent is required to file pursuant to this section.  Escrow Agent agrees to hold all allocations of Base Purchase Price in strict confidence unless required to disclose by applicable law.  The provisions of this Section 2.2.6 shall survive the Closing.

ARTICLE 3
INSPECTIONS

3.1.            Inspections

.  Subject to the terms of Sections 3.3 and 3.4 and the right of Tenants under the Leases, from the Effective Date of this Agreement through the Closing Date, Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, “Consultants”) shall have the right from time to time to enter onto the Properties:

(a)                To conduct and make any and all customary studies, examinations, inquiries, and inspections, or investigations (collectively, the “Inspections”) of or concerning the Properties which shall include the right to conduct non-invasive, non-destructive testing of the Properties, including a Phase I Environmental Report (but not a Phase II Environmental Report), subject to Section 3.3;

(b)               To conduct such other testing and examinations as may be reasonably necessary subject to the permission of Seller pursuant to Section 3.4.2;

(c)                To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to each of the Properties;

(d)               To interview employees of the applicable Property Manager and personnel of the Property (provided that (i) Purchaser gives Seller written notice of such intention at least forty-eight (48) hours prior to any such interview, and (ii) Seller shall have the right to have a representative present at any such interview);

(e)                To ascertain and confirm the suitability of each of the Properties for Purchaser’s intended use thereof; and

(f)                 To review the Materials at Purchaser’s sole cost and expense.

3.2.            [Intentionally Left Blank]

.

3.3.            Conduct of Investigation

.  Purchaser shall not permit any mechanic’s or materialmen’s liens or any other liens to attach to any Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser.  Prior to conducting any Inspections, Purchaser shall give the applicable Seller not less than forty-eight (48) hours’ prior written notice (except for the inspection of any units occupied by Tenants, for which seventy-two (72) hours of notice is required).  The applicable Seller shall have the right to have a representative present during all Inspections conducted at any Property, and, in the case of testing or inspection of any Tenant Units at such Property, the applicable Seller may require that Purchaser or Purchaser’s agents be accompanied by a representative of Seller at all times during Purchaser’s entry onto such Property.  Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of each Property, and all equipment, materials and substances generated, used or brought onto each Property pose no material threat to the safety of persons or the environment and cause no damage to such Property or other property of any Seller or other persons.  All information made available by any of the Sellers to Purchaser in accordance with this Agreement or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Properties by Purchaser, Purchaser shall use its best efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Agreement.

3.4.            Purchaser Indemnification

.

3.4.1.      In General

.  Purchaser shall indemnify, hold harmless and, if requested by a Seller (in such Seller’s sole discretion), defend (with counsel approved by such Seller) such Seller, together with such Seller’s affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Regional Property Manager, and AIMCO (collectively, including such Seller, “Seller’s Indemnified Parties”), from and against any and all damages, mechanic’s liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys’ fees, including the cost of appeals) (collectively, “Losses”) arising from or related to Purchaser’s or its Consultants’ entry onto such Seller’s Property, and any Inspections or other matters performed by Purchaser with respect to such Property after the Effective Date.

3.4.2.      Purchaser’s Conduct / Seller’s Right to Approve

.  Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be permitted to perform any invasive tests on any Property without Seller's Representative's prior written consent, which consent may be withheld in Seller's Representative's sole discretion.  Sellers’ Representative shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of its Property), investigations and other matters that, in the reasonable judgment of Sellers’ Representative, could result in any injury to its Property or breach of any contract, or expose the applicable Seller to any Losses or violation of applicable law, or otherwise adversely affect such Property or such Seller’s interest therein.  Purchaser shall use best efforts to minimize disruption to Tenants in connection with Purchaser’s or its Consultants’ activities pursuant to this Section.  No consent by Seller’ Representative to any such activity shall be deemed to constitute a waiver by the applicable Seller or assumption of liability or risk by such Seller.  Purchaser hereby agrees to restore, at Purchaser’s sole cost and expense, each Property to substantially the same condition existing immediately prior to Purchaser’s exercise of its rights pursuant to this ARTICLE 3.  Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, and (b) worker’s compensation insurance for all of their respective employees in accordance with the law of the state(s) in which the Properties are located.  Purchaser shall have delivered proof of the insurance coverage required pursuant to this Section 3.4.2 to Sellers (in the form of a certificate of insurance) prior to entry on any Property.

3.4.3.      Survival

.  The provisions of this Section 3.4 shall survive the termination of this Agreement.

3.5.            Property Materials

.  Purchaser acknowledges receipt of the documents set forth on Exhibit I (collectively, the “Materials”) relating to each of the Properties.  Except as provided in Section 7.1 with respect to contracts related to cable, utility and laundry services at the Properties, Sellers make no representation or warranty, express, written, oral, statutory, or implied regarding the Materials.  Any information and Materials provided by any of the Sellers to Purchaser under the terms of this Agreement are for informational purposes only and, together with all Third-Party Reports, shall be returned by Purchaser to all applicable Sellers if this Agreement is terminated for any reason.  Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials.  Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Sellers pursuant to this Agreement may not be complete or constitute all of such documents which are in a Seller’s possession or control, but are those that are readily available to such Seller after reasonable inquiry to ascertain their availability.  Purchaser understands that, although each Seller has used commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by it pursuant to this Agreement.  Purchaser will not rely on such Materials or other documents as being a complete and accurate source of information with respect to such Seller's Property, and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Properties.  The provisions of this Section 3.5 shall survive the Closing and delivery of the Deeds to Purchaser.

3.6.            Property Contracts

.  On September 26, 2008, Purchaser delivered written notice to each Seller (the “Property Contracts Notice”), specifying any Property Contracts of such Seller which Purchaser desires to terminate (the “Terminated Contracts”).  After delivery of the Property Contracts Notices to Sellers, (a) Sellers shall mail notices of termination for such Terminated Contracts on or before four (4) Business Days after the Effective Date and the effective date of each such termination shall be not later than thirty (30) days after the date a Seller sends the applicable notice of termination or such later date as is required by the express terms of the applicable Terminated Contract (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Purchaser shall be deemed to have assumed all of the applicable Seller’s obligations under such Terminated Contract accruing after the Closing Date), (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser as of the Closing Date and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties.  There shall be no Terminated Contracts other than those stated in the Property Contracts Notice and Purchaser shall assume the obligations under all Property Contracts of such Seller not listed in the Property Contracts Notice accruing after the Closing.  To the extent that any Property Contract to be assumed by Purchaser (including any Property Contract that, because of advance notice requirements, will be temporarily assumed by Purchaser pending the effective date of termination after the Closing Date) is assignable but requires the applicable vendor to consent to the assignment or assumption of the Property Contract by the applicable Seller to Purchaser, then, prior to the Closing Date, the applicable Seller shall be solely responsible for obtaining from each applicable vendor a consent (each a “Required Assignment Consent”) to the assignment of the Property Contract by the applicable Seller to Purchaser (and the assumption by Purchaser of all obligations under such Property Contract).  The applicable Seller shall indemnify, hold harmless and, if requested by Purchaser (in Purchaser’s sole discretion), defend (with counsel approved by such Purchaser) Purchaser together with Purchaser’s affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, and agents (collectively, including Purchaser, “Purchaser’s Indemnified Parties”), from and against any and all Losses arising from or related to the applicable Seller’s failure to obtain any Required Assignment Consent.  The provisions of this Section 3.6 shall survive the Closing.

ARTICLE 4
TITLE AND SURVEY

4.1.            Title Documents

.  Purchaser acknowledges delivery by the Title Insurer of a standard form commitment for title insurance (“Title Commitment”) for each Property in an amount equal to the Property’s Base Purchase Price for an ALTA owner’s title insurance policy (the “Title Policy”) on the most recent standard form promulgated by state law applicable to the Property in question, together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the “Title Documents”).  Each Seller shall be responsible for payment of the procurement of the Title Commitment and the basic premium for the Title Policy for its Property.  Purchaser shall be solely responsible for payment of all other costs relating to the Title Policy and any requested endorsements (or endorsements required by any Lender) with respect to each of the Properties, including for “extended” coverage.

4.2.            Survey

.  Purchaser acknowledges receipt from each Seller of a copy of the existing survey with respect to such Seller’s Property (the “Existing Survey”).  To the extent that Purchaser desires that a new survey of a Property be prepared (or that the Existing Survey be updated), Purchaser shall order such new or updated survey of such Property (each such new or updated survey, whether requested by Purchaser or ordered by Seller, is referred to herein as an “Updated Survey” and together with the Existing Survey, is referred to herein as the “Survey”).  Purchaser shall be solely responsible for the cost and expense of the preparation of any Updated Survey requested pursuant to the terms of this Section 4.2.

4.3.            Objection and Response Process

.  On or before the Effective Date, Purchaser has, on a Property-by-Property basis, given written notice to Sellers’ Representative of those matters set forth in the Title Documents and/or Surveys to which Purchaser objects (the “Objections”).  In response to such Objections, Sellers agree as follows with respect to each Property: (a) the applicable Seller will cause the Title Company to issue the Title Policy, deleting all existing mortgages, deeds of trust and related security instruments, including, without limitation, any Deed of Trust (other than any such document or instrument relating to the Assumed Encumbrances); (b) the applicable Seller will cause to be removed from the Title Commitment prior to Closing, or will bond over at Closing or otherwise have removed from the Title Policy, any mechanic’s liens, materialmen’s liens, judgments of record, writs and other monetary liens (provided the amount of such other monetary lien does not exceed $250,000.00); (c) the applicable Seller will cooperate with Purchaser in seeking to obtain, but shall not be required to obtain, releases of any agreements or memoranda of agreement relating to expired or terminated laundry leases and cable television agreements; and (d) the applicable Seller will provide such reasonable affidavits to the Title Company as are customarily required in order to remove the standard exceptions to title from the Title Policies.  Sellers shall not be required to take any other action with respect to the Objections and Purchaser shall have no right to terminate this Agreement as a result of such Objections (except as a result of Sellers’ default of their obligations under subparagraphs (a), (b), and (d) above), provided the foregoing shall not be construed to limit Purchaser’s right to work directly with the Title Company and the applicable surveyor, as applicable, to resolve any Objections (provided such resolution imposes no obligation on any Seller).  Each Seller shall be entitled to a reasonable adjournment of the Closing Date for its Property in order to accomplish the foregoing, but in no event later shall such extension be for longer than thirty (30) days from the then scheduled Closing Date.

4.4.            Permitted Exceptions

.  The Deed for each Property delivered pursuant to this Agreement shall be subject to the following, all of which shall be deemed “Permitted Exceptions”:

(a)                All matters shown in the Title Documents and the Survey for such Property, other than (a) those Objections, if any, which the applicable Seller is required to cure under Section 4.3, (b) mechanics’ liens and taxes due and payable with respect to the period preceding Closing, (c) the standard exception regarding the rights of parties in possession which shall be limited to those parties in possession pursuant to the Leases, (d) the standard exception pertaining to taxes which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments, and (e) any liens for money owed other than the Assumed Encumbrances up to an amount equal to $250,000.00;

(b)               All Leases for such Property;

(c)                Applicable zoning and governmental regulations and ordinances;

(d)               The terms and conditions of this Agreement; and

(e)                Any defects caused by Purchaser.

4.5.            Existing Deed of Trust

.  It is understood and agreed that any deeds of trust and/or mortgages which secure a Note for a Payoff Property (collectively, a “Deed of Trust”) shall not be deemed Permitted Exceptions for such Property, whether Purchaser gives further written notice of such or not, and shall be paid off, satisfied, discharged and/or cured from proceeds of the Purchase Price at Closing.  In addition, if a Seller elects to convert an Assumption Property to a Payoff Property pursuant to Section 5.7, the Deed of Trust with respect to such Property  shall be paid off, satisfied, discharged and/or cured from proceeds of the Purchase Price at Closing; provided, however, that the applicable Seller shall be responsible for payment of any prepayment premiums or penalties imposed by the applicable Assumption Lender in connection with such payoff.  The foregoing notwithstanding, Purchaser acknowledges and agrees that Purchaser may be required to assume the existing regulatory agreement that is related to the Deeds of Trust encumbering the Springhouse Property for the remainder of the “Qualified Project Period” (as such term is defined in such regulatory agreement).

4.6.            Seller Financing

.  At Closing, Sellers (or such other AIMCO-affiliated entity as Sellers may select) will offer partial financing to the applicable Purchaser’s Designated Entities for Purchaser’s acquisition of (i) the Runaway Bay I Property, (ii) the Cooper’s Pointe Property, and (iii) the Webb Bridge Crossing Property (collectively, the “Seller Loans”).  The Seller Loans shall be in an amount equal to $3,250,000 with respect to Runaway Bay I, $2,250,000 with respect to Cooper’s Pointe, and $2,200,000 with respect to Webb Bridge Crossing.  The applicable Seller and Purchaser shall cooperate, using commercially reasonable efforts, to obtain the consent of the applicable Assumption Lender to (a) the recording of a second lien mortgage or deed of trust, as applicable, against the applicable Property as security for that Seller Loan; and (b) authorization for AIMCO or its designated affiliate to assume management responsibilities at the applicable Property in the event of a default by Purchaser (or the applicable Purchaser’s Designated Entity) under the applicable Seller Loan (regardless of whether a default has occurred under the senior Assumed Loan).  In the event the parties are unable to obtain an Assumption Lender’s consent to the imposition of a second lien on the applicable Property, such Seller Loan shall be secured by a pledge of 100% of the ownership interests in such Purchaser’s Designated Entity owning such Property and providing, without limitation, for AIMCO or its designated affiliate to assume management of the applicable entity and of the Property upon a default under such Seller Loan.  Interest shall be payable on the Runaway Bay I Seller Loan at a rate of 0% for the first three (3) years and at a rate of 4% each year thereafter until maturity.  Interest shall be payable on the Cooper’s Pointe Seller Loan at a rate of 3.5% for the first three (3) years and at a rate of 4% each year thereafter until maturity.  Interest shall be payable on the Webb Bridge Crossing Seller Loan at a rate of 1.4% for the first three (3) years and at a rate of 4% each year thereafter until maturity.  Prior to the Closing Date, Purchaser and Sellers shall agree upon the forms of the loan documents to be executed by the parties with respect to the Seller Loans (including, without limitation, promissory notes, which shall not be subject to offset) (collectively, the “Loan Documents”).

4.7.            Purchaser Financing

.  Notwithstanding the provisions of ARTICLE 5 with respect to the Loan Assumptions, but subject to the provisions of Section 4.6, Purchaser assumes full responsibility to obtain the funds required for settlement, and neither Purchaser’s acquisition of such funds nor approval of a Loan Assumption shall be a contingency to the Closing; provided, however, in the event that Sellers elect to convert an Assumption Property to a Payoff Property as provided herein, but Purchaser is unable to obtain new financing for such Property as a result of Freddie Mac or Fannie Mae ceasing all lending operations, this Agreement shall terminate with respect to such Assumption Property, in which event Purchaser shall receive a credit at Closing against the Base Purchase Price for the remaining Properties in an amount equal to the Applicable Share of the Deposit allocated to such terminated Assumption Property.

ARTICLE 5
ASSUMED ENCUMBRANCES

5.1.            In General

.  Purchaser recognizes and agrees that each of the Assumption Properties is presently encumbered by a Deed of Trust and certain other security and related documents (collectively, the “Assumed Encumbrances”) in connection with loans made to the Assumption Sellers by the applicable Assumption Lender set forth on the Seller Information Schedule.  Each of the Assumed Loans is evidenced by a Note executed by such Assumption Seller, as borrower, and payable to the order of the applicable Assumption Lender (as set forth on the Seller Information Schedule).  The Assumed Encumbrances for each of the Assumption Properties, together with the underlying Notes and any other documents executed by the Assumption Sellers are collectively referred to herein as, the “Assumed Loan Documents”.  Each Assumption Seller shall, in addition to the other Materials provided to Purchaser hereunder, make available to Purchaser true and complete copies of all Assumed Loan Documents which are in such Seller’s possession.

5.2.            Purchaser’s Obligation to Assume

.  Purchaser agrees that, at the Closing, Purchaser (by and through its assignees) shall assume the obligations of each Assumption Seller under each of the Assumed Loan Documents (and each such Assumption Seller shall be released from the terms thereof) first arising after the Closing Date and accept title to each Assumption Property subject to the Assumed Encumbrances. The foregoing with respect to each Assumption Property is referred to herein as the “Loan Assumption”.

5.3.            Loan Assumption Application

.  Purchaser acknowledges that to assume each of the Assumed Loans, Purchaser will be required to submit a complete assumption application to the applicable Assumption Lender in order to obtain the approval of each Assumption Lender to the assumption of the Assumed Loan by Purchaser and release of the applicable Assumption Seller thereunder.  Purchaser acknowledges that each Assumption Seller has contacted its applicable Assumption Lender to request an application and/or checklist of materials needed from such Assumption Lender for Purchaser’s assumption of such Assumed Loan (the “Assumption Application”).  Purchaser, at its sole cost and expense and within one (1) Business Day after the Effective Date, shall make a good faith, commercially reasonable effort to substantially satisfy the requirements set forth in each Assumption Application, including submission of each Assumption Application and all documents and information required in connection therewith, and any fees associated therewith (collectively a “Loan Assumption Packet”).  Purchaser shall advise Sellers’ Representative of its submission of each of the Loan Assumption Packets to the applicable Assumption Lender.  Purchaser acknowledges and agrees that Purchaser is solely responsible for the preparation and submittal of each Loan Assumption Packet, including the collection of all materials, documents, certificates, financials, signatures, and other items required to be submitted to the applicable Assumption Lender in connection with the Loan Assumption Packet; provided, however, that each Assumption Seller agrees to reasonably cooperate with Purchaser, at no cost or expense to such Assumption Seller, with materials, information, or assistance needed by Purchaser for such Loan Assumption Application, and to promptly advise Purchaser of any material communication received by such Assumption Seller from any Assumption Lender.

5.4.            Additional Requirements of Purchaser

.  In addition to the submission of a Loan Assumption Packet with respect to each of the Assumed Loans, Purchaser shall:

(a)                Use good faith and commercially reasonable efforts to provide to each Assumption Lender, within a reasonable period of time, any additional documents and/or information required by the applicable Assumed Loan Documents, and such other information or documentation as the Assumption Lender reasonably may request, including, without limitation, financial statements, income tax returns and other financial information for Purchaser and any required guarantor;

(b)               Take all reasonable steps to comply with the assumption guidelines of each Assumption Lender in connection with the applicable Loan Assumption.  Purchaser shall be responsible, at its sole cost and expense, for making good faith, commercially reasonable efforts to correct and re-submit any reasonable deficiencies noted by each Assumption Lender in connection with the applicable Loan Assumption Application.  Each Assumption Seller, as applicable, agrees that it will reasonably cooperate with Purchaser and its applicable Assumption Lender, at no cost or expense to such Assumption Seller, in connection with Purchaser’s application for approval of the Loan Assumption;

(c)                Pay all assumption fees imposed or charged by the Assumption Lender in connection with each Assumed Loan, including, without limitation, the reasonable attorneys’ fees of each Assumption Lender (such fees and expenses collectively being referred to as the “Assumption Lender Fees”).

5.5.            Replacement of Reserves

.  At Closing, each Assumption Seller shall assign to Purchaser all of its right, title and interest in all reserves, impounds and other accounts required to be maintained in connection with the Assumed Loans.  To the extent that an Assumption Lender permits, in lieu of distributing the current reserves to the applicable Assumption Seller and having Purchaser re-fund such amounts, the applicable Assumption Seller shall receive a credit against the Base Purchase Price for its Property at Closing equal to the amount of any reserves, impounds and other accounts held by such Assumption Lender and associated with the Assumed Loan in question, and all such reserves, impounds, and other accounts shall be assigned to Purchaser.

5.6.            Time to Obtain Lender Approval

.  Notwithstanding anything to the contrary in this ARTICLE 5, Purchaser shall have until October 17, 2008 (the “Loan Assumption Deadline”) to obtain each Assumption Lender’s approval of the assumption by Purchaser of the applicable Assumed Loan, each upon terms and conditions substantially similar to those currently in the Assumed Loan Documents and/or otherwise reasonably acceptable to Purchaser, in Purchaser’s sole discretion, and that contains a complete release of the applicable Assumption Seller from the obligations thereunder (a “Loan Assumption Approval”); provided, however, that Purchaser shall use good faith, commercially reasonable efforts to obtain all Loan Assumption Approvals as soon as possible.

5.7.            Failure to Obtain Assumption Approval

.  Purchaser shall be in default of this Agreement in the event (a) Purchaser fails to obtain any Loan Assumption Approval by the Loan Assumption Deadline and (b) Purchaser did not use its best efforts to so obtain such approval.  In the event Purchaser notifies Seller on the Loan Assumption Deadline that a Loan Assumption Approval was not obtained and Purchaser has used its best efforts to obtain such Loan Assumption Approval, the Loan Assumption Deadline shall automatically be extended to November 21, 2008 (the “Extended Loan Assumption Deadline”).  In the event Purchaser notifies Seller on the Extended Loan Assumption Deadline that a Loan Assumption Approval was not obtained and Seller reasonably determines Purchaser used its best efforts to obtain such Loan Assumption Approval, Sellers shall, in their sole discretion and by written notice to Purchaser, either (a) extend the Extended Loan Assumption Deadline for the applicable Assumption Property for a period of up to thirty (30) additional days (and the Closing Date shall be extended as provided in Section 6.2); (b) terminate this Agreement with respect to such Assumption Property, in which event Purchaser shall receive a credit at Closing against the Base Purchase Price for the remaining Properties in an amount equal to the Applicable Share of the Deposit allocated to such terminated Property; or (c) convert such Property to a Payoff Property (provided, however, that such Seller shall be responsible for payment of any prepayment premiums or penalties imposed by the applicable Assumption Lender in connection with such payoff).  If Sellers elect to convert an Assumption Property to a Payoff Property as provided herein, Sellers shall have no obligation to offer to Purchaser the Seller Loan for such Property.  In the event Sellers elect to further extend the Extended Loan Assumption Approval as provided above and at the expiration of such extended period the applicable Loan Assumption Approval still has not been obtained despite Purchaser having used best efforts to obtain such approval, then Sellers shall elect to exercise either of their rights set forth in items (b) or (c) above.  In the event the Extended Loan Assumption Deadline for a Property is extended as provided above, Purchaser shall have the right to extend the Closing Date for such Property, subject to the conditions set forth in Section 6.2.  In the event that Sellers elect to convert an Assumption Property to a Payoff Property as provided herein, then notwithstanding the provisions of Section 6.2, the Closing Date will be automatically extended with respect to such Property to the date that is thirty (30) days after such Seller’s election; provided, however, that if Purchaser is unable to obtain new financing for such Property as a result of Freddie Mac or Fannie Mae ceasing all lending operations, this Agreement shall terminate with respect to such Assumption Property, in which event Purchaser shall receive a credit at Closing against the Base Purchase Price for the remaining Properties in an amount equal to the Applicable Share of the Deposit allocated to such terminated Assumption Property.

5.8.            Documentation of Assumption

.  Upon receipt of Loan Assumption Approval, the applicable Assumption Seller and Purchaser shall work, in good faith, with the Assumption Lender to negotiate and execute by the Closing Date, a loan assumption agreement (the “Loan Assumption Agreement”) and any other documents which are necessary or reasonably required in order for the Assumption Seller in question to assign to Purchaser, and for Purchaser to assume, all of such Assumption Seller’s liability and obligations under the Assumed Loan Documents first arising after the Closing and to release the applicable Assumption Seller, its guarantors and other obligated parties from all obligations first arising after the Closing (collectively with the Loan Assumption Agreement, the “Assignment and Assumption Documents”).

ARTICLE 6
OUTSIDE DATE AND CLOSING PROVISIONS

6.1.            Guaranty

.  On the Outside Date, subject to Sellers' receipt of the Deposit, in order to guaranty the return of the Deposit, plus the Return on Deposit and the Termination Fee, in the event it is required under the terms of this Agreement, AIMCO Properties, L.P., a Delaware limited partnership (the “Guarantor”), will deliver to Purchaser a guaranty in the form attached hereto as Schedule 6.1 (the “Guaranty”)

6.2.            Closing Date

.  The Closing shall occur on October 21, 2008 (the “Closing Date”), through an escrow with Escrow Agent, whereby the Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means, subject to the following:

(a)                In the event that, with regard to an Assumption Property, the Loan Assumption Deadline has automatically extended to the Extended Loan Assumption Deadline under the terms of Section 5.7, the Closing Date shall be extended to November 21, 2008.

(b)               In the event that, with regard to an Assumption Property (a) the Assumption Seller has elected to further extend the Extended Loan Assumption Deadline as provided in Section 5.7 (through and including December 22, 2008), the Closing Date shall be extended to December 22, 2008.

(c)                In the event that, at any time with regard to an Assumption Property (as the same may be permitted under Section 5.7), an Assumption Seller has elected to convert its Assumption Property to a Payoff Property, the Closing Date shall be thirty (30) days after the Assumption Seller gives notice of its election to convert the Property to Purchaser.

(d)               Solely with respect to a Payoff Property, either Purchaser or Seller shall have the right, on written notice to the other (delivered on or before 5:00 p.m. PST on October 17, 2008) to extend the Closing Date with respect to a Payoff Property to November 1, 2008, without penalty.  In addition, each Seller of a Payoff Property shall have the right to extend the Closing Date with respect to its Payoff Property for an additional thirty (30) days beyond November 1, 2008, provided that if the Closing Date for the Bexley House Property, Big Walnut Property, Hibben Ferry I Property, Scotch Pines East Property, or Sycamore Creek Property is extended beyond November 1, 2008, the applicable Seller pays to Purchaser a sum equal to fifty basis points (0.5%) multiplied by the amount of the loan being obtained by Purchaser for such Property (to cover Purchaser’s rate lock extension fee).  Neither Purchaser nor Sellers shall be permitted to extend the Closing Date with respect to a Property beyond December 1, 2008.

(e)                In the event a Seller has not obtained any necessary consent as described in Section 9.2(d), such Seller may extend the Closing Date for its Property to November 21, 2008.  In addition, in the event the Seller of the Runaway Bay I Property elects to extend the Closing Date for that Property pursuant to this Section 6.2(e), the Closing Date for the Runaway Bay II Property shall automatically be likewise extended.

(f)                 In the event that the Closing Date for a Property is extended pursuant to Section 4.3, the Closing Date for such Property shall be extended for up to thirty (30) days from the then-scheduled Closing Date, subject to the payment of any rate lock extensions by such Seller, as applicable, if the extended Closing Date for such Property is after November 1, 2008.

6.3.            Seller Closing Deliveries

.  No later than one (1) Business Day prior to the Closing Date, each Seller shall, with respect to each Property to be conveyed by such Seller hereunder, deliver to Escrow Agent, each of the following items:

(a)                The Deed for such Seller’s Property (including, if applicable, the Deed to be transferred to a Special Purpose Entity in accordance with Section 6.7).

(b)               A Bill of Sale in the form attached as Exhibit C for each of the Properties that are not being transferred to a Special Purpose Entity in accordance with Section 6.7.

(c)                A General Assignment in the form attached as Exhibit D (the “General Assignment”) for each of the Properties that are not being transferred to a Special Purpose Entity in accordance with Section 6.7.

(d)               An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the “Leases Assignment”) for each of the Properties that are not being transferred to a Special Purpose Entity in accordance with Section 6.7.

(e)                A letter in the form attached hereto as Exhibit G prepared by Purchaser and executed by each such Seller, notifying each of the Tenants at the applicable Property of the transfer of the Property to Purchaser (the “Tenant Notice”);

(f)                 A closing statement executed by such Seller.

(g)                A title affidavit or at such Seller’s option an indemnity, as applicable, in the customary form reasonably acceptable to such Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Agreement (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject such Seller to any greater liability, or impose any additional obligations, other than as set forth in this Agreement;

(h)                A certificate duly executed by each Seller stating that each Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act; provided, however, that if Seller is a disregarded entity for federal income tax purposes, the certificate shall be furnished by the person recognized as the taxpayer for federal income tax purposes;

(i)                  Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing such Seller’s authority to consummate this transaction; and

(j)                 An updated Rent Roll;

(k)               If applicable and only with respect to the Runaway Bay I, the Cooper’s Pointe, and the Webb Bridge Crossing Properties, the Loan Documents to be executed by the applicable Seller (or such other AIMCO-affiliated entity as Sellers may select); and

(l)                  With respect to the Hibben Ferry I Apartments Property Closing, an assignment of 100% of such Seller’s ownership interests in Hibben Ferry Recreation, Inc., a South Carolina corporation.

6.4.            Purchaser Closing Deliveries

.  No later than one (1) Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.4), Purchaser shall deliver to the Escrow Agent (for disbursement to the applicable Seller upon the Closing) the following items with respect to each Property being conveyed at such Closing:

(a)                A title affidavit (or at Purchaser’s option an indemnity) pertaining to Purchaser’s activity on the applicable Property prior to Closing, in the customary form reasonably acceptable to Purchaser, to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Agreement (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Purchaser to any greater liability, or impose any additional obligations, other than as set forth in this Agreement;

(b)               Any declaration or other statement which may be required to be submitted to the local assessor with respect to the terms of the sale of such Property;

(c)                A closing statement executed by Purchaser;

(d)               A counterpart of the General Assignment, countersigned by Purchaser or Purchaser’s Designated Entity, as applicable;

(e)                A counterpart of the Leases Assignment, countersigned by Purchaser or Purchaser’s Designated Entity, as applicable;

(f)                 A counterpart of the Tenant Notices, countersigned by Purchaser or Purchaser’s Designated Entity, as applicable, to be delivered to the Tenants by Purchaser promptly following Closing;

(g)                Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser’s or Purchaser Designated Entities’, as applicable, authority to consummate this transaction; and

(h)                If applicable and only with respect to the Runaway Bay I, the Cooper’s Pointe, and Webb Bridge Crossing Properties, the Loan Documents to be executed by Purchaser or Purchaser’s Designated Entity, as applicable.

6.5.            Closing Prorations and Adjustments

.  The prorations set forth in this Section 6.5 shall be on a Property-by-Property basis and not among, or between, Properties, and shall not be allocated on an Applicable Share basis.

6.5.1.      General

.  With respect to each Property, all normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, the applicable Seller being charged or credited, as appropriate, for all of the same attributable to the period up to the Closing Date (and credited for any amounts paid by the applicable Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date.  Each Seller shall prepare a proration schedule (the “Proration Schedule”) of the adjustments described in this Section 6.5 prior to Closing.  Such adjustments shall be paid by Purchaser to the applicable Seller (if the prorations result in a net credit to such Seller) or by such Seller to Purchaser (if the prorations result in a net credit to Purchaser for such Property), by increasing or reducing the cash to be paid by Purchaser at Closing for such Property and delivery of any Seller's assignment of an Entity Interest to Purchaser.

6.5.2.      Operating Expenses

.  With respect to each Property, all of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating such Property that such Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of such Property, shall be prorated on an accrual basis (collectively, the “Operating Expenses”).  Each Seller shall pay all such expenses that accrue prior to the Closing Date and Purchaser shall pay all such expenses that accrue from and after the Closing Date.

6.5.3.      Utilities

.  With respect to each Property, the final readings and final billings for utilities will be made if possible as of the Closing Date, in which case each Seller shall be responsible for all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills.  Otherwise, a proration shall be made based upon the parties’ reasonable good faith estimate computed by utilizing the most recent reading and the most recent bill from the utility provider and a readjustment made within one hundred twenty (120) days after the Closing, if necessary.  Each Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and such Seller shall notify each utility company serving its Property to transfer its account to Purchaser (or terminate the account if requested by the utility company in question), effective as of noon on the Closing Date.

6.5.4.      Real Estate Taxes

.  Any real estate ad valorem or similar taxes, including personal property taxes, for a Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the Closing Date, based upon actual days involved.  The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of such Property, or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using one hundred five percent (105%) of the last available valuation for the Property and calculated using the last figures available (assuming payment at the earliest time to allow for the maximum possible discount).  The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing.

6.5.5.      Property Contracts

.  Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser; however, operating expenses shall be prorated under Section 6.5.2.

6.5.6.      Leases

.

(a)                With respect to each Property, all collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, or retroactive rentals), shall be prorated as of the Closing Date (prorated for any partial month).  Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date.  Each Seller shall receive all collected rent and income attributable to dates prior to the Closing Date.  Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the “Uncollected Rents”).  In adjusting for Uncollected Rents, no adjustments shall be made in a Seller’s favor for rents which have accrued and are unpaid as of the Closing Date, but Purchaser shall pay to such Seller such accrued Uncollected Rents as and when collected by Purchaser.  Purchaser agrees to bill Tenants of the Properties for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents and shall turn over the same to each Seller promptly after such collection.  After the Closing, each Seller shall have no right to demand payment of and to collect Uncollected Rents (except to the extent Purchaser has collected such Uncollected Rents but has not paid the same to such Seller).

(b)               On the Closing Date, with respect to each Property, Purchaser shall receive a credit against the applicable Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits existing in each Seller’s accounts as of the Closing Date, including, but not limited to, security, damage or other refundable deposits or required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the “Tenant Security Deposit Balance”).  Any cash (or cash equivalents) held by a Seller which constitutes the Tenant Security Deposit Balance shall be retained by the applicable Seller in exchange for the foregoing credit against the applicable Purchase Price and shall not be transferred by such Seller pursuant to this Agreement (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser.  The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to any Seller, either pursuant to the Leases or otherwise.

(c)                With respect to utility charges and other operating cost pass-throughs (“Utility Costs”), which are passed through and payable by Tenants under the Tenant Leases for a Property, there shall be no prorations or credits at Closing.  Any and all payments for the aforementioned items received by Purchaser after the Closing shall be retained by Purchaser regardless of when they were billed (or should have been billed) by the applicable Seller.  Any and all payments for Utility Costs received by Seller prior to the Closing, even for a period applicable subsequent to the Closing Date, shall be retained by the applicable Seller.  Seller shall have the right to continue to bill Tenants for Utility Costs through the Closing Date, but only in the ordinary course of such Seller’s business (provided that each Seller shall be entitled to submit bills for Utility Costs to Tenants both at the end of September 2008 and once during October 2008, prior to Closing).  After the Closing Date, each Seller’s right to collect such sums for Utility Costs (including those previously billed for but uncollected as of the Closing Date) shall cease, provided that Purchaser agrees to take reasonable actions to collect such Utility Costs sums and shall turn over the same to each Seller promptly after such collection.  In addition, upon the termination of a Tenant’s tenancy at a Property, Purchaser agrees to bill such Tenant for any outstanding Utility Costs incurred but not paid during the applicable Seller’s ownership of the Property (regardless of whether billed to such Tenant by the applicable Seller prior to Closing), as such bill will be provided by the applicable Seller to Purchaser.  Purchaser shall have no obligation to pursue collection of such bill, however in the event either Purchaser or the applicable Seller collect on such bill, the amount so collected shall be shared equally between Purchaser and such Seller.

6.5.7.      Existing Loan Payoff

.  On the Closing Date, for each Payoff Property a sufficient amount of the proceeds of the Purchase Price will be used to pay the outstanding principal balance of the applicable Note together with all interest accrued under such Note prior to the Closing Date (the “Loan Payoff”).  Any existing reserves, impounds and other accounts maintained in connection with the Loan on a Payoff Property shall be released to the applicable Seller unless credited by Lender against the amount due under the Note.

6.5.8.      Insurance

.  No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser.

6.5.9.      Employees

.  All of each Seller’s and/or Property Manager’s on-site employees shall have their employment at the applicable Property terminated by the applicable Seller/Property Manager as of the applicable Closing Date.  Payroll, FICA, union benefits, if any, accrued vacation pay and other employee benefits and employee related taxes relating to the period prior to the Closing Date shall be paid exclusively by the applicable Seller.  Following the Closing, Sellers agree that for a period of one (1) year, Sellers and their affiliates (including each applicable Property Manager) shall not directly solicit any of the employees of the Properties; provided, however, that if in the course of responding to an ad or similar solicitation placed by a headhunter or AIMCO’s internal human resources department who is soliciting employees for a property located in a state other than the state in which the applicable employee’s Property is located, an employee of such Property applies for a position with AIMCO in the other state, Sellers shall not be deemed to be in breach of the foregoing restriction (so long as, in the case of a solicitation placed by AIMCO’s internal human resources department, such solicitation was not directed specifically to any of the employees of the Properties).

6.5.10.  Closing Costs

.  With respect to each Property:

(a)                Purchaser shall pay (i) subject to Section 5.4(c), any assumption fees in connection with its assumption of the Assumed Loans; (ii) any mortgage or similar taxes on new financing obtained by Purchaser (including the Seller Loans); (iii) any taxes associated with the assumption of the Assumed Loans; (iv) any sales taxes, use taxes, or similar charges; (v) any premiums or fees required to be paid by Purchaser with respect to the applicable Title Policy pursuant to Section 4.1; (vi) one-half (1/2) of the customary closing costs of the Escrow Agent; (vii) the fees of any counsel or consultant representing Purchaser in this transaction; and (viii) any Special Purpose Entity Fees.

(b)               Each Seller shall pay (i) the base premium for the applicable Title Policy to the extent required by Section 4.1; (ii) the cost of recording any instruments required to discharge any liens or encumbrances against such Seller’s Property; (iii) one-half (1/2) of the customary closing costs of the Escrow Agent; (iv) the fees of any counsel or consultant representing such Seller in this transaction; (v) all late fees, penalties or subject to all other applicable provisions of this Agreement, any other sums due on the Assumed Loans through the date immediately preceding the Closing Date (applies only to the Assumption Sellers and applicable only if such Property has not been converted to a Payoff Property); and (vi) any other closing costs or charges customarily borne by a seller of commercial real estate in the state in which the applicable Property is located which are not expressly provided to be paid by Purchaser in Section 6.5.10(a).

(c)                The parties shall pay the transfer, sales, use, gross receipts or similar taxes charged in connection with the transfer of each Property according to the custom of the state or commonwealth in which such Property is located.  In light of the foregoing, the parties agree that (a) Seller shall pay any transfer, sales, use, gross receipts or similar taxes charged in connection with the transfer of those Properties located in the States of Georgia, Ohio, South Carolina and the Commonwealth of Virginia, and (b) Purchaser shall pay any transfer, sales, use, gross receipts or similar taxes charged in connection with the transfer of those Properties located in Colorado.

6.5.11.  [Intentionally Left Blank]

6.5.12.  Possession

.  Possession of each Property, subject to the Leases, those Property Contracts which are not identified as Terminated Contracts (subject to the limitations of Section 3.6), and the Permitted Exceptions, shall be delivered to Purchaser on the Closing Date upon release from escrow of all items to be delivered by Purchaser pursuant to Section 6.4, including, without limitation, the applicable Purchase Price.  To the extent reasonably available to each Seller, originals or copies of its Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and such Seller’s books and records relating to its Property to be conveyed by such Seller (other than proprietary information) (collectively, “Seller’s Property-Related Files and Records”) regarding the applicable Property shall be made available to Purchaser at such Property after the Closing.  Purchaser agrees, for a period of not less than 3 years after the Closing (the “Records Hold Period”), to (a) provide and allow the applicable Seller reasonable access to Seller’s Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Seller’s Property-Related Files and Records.  If at any time after the Records Hold Period, Purchaser desires to dispose of any Seller’s Property-Related Files and Records, Purchaser must first provide the applicable Seller prior written notice (the “Records Disposal Notice”).  Such Seller shall have a period of thirty (30) days after receipt of the Records Disposal Notice to enter the applicable Property (or such other location where such records are then stored) and remove or copy those of Seller’s Property-Related Files and Records that such Seller desires to retain.  Purchaser agrees (i) to include the covenants of this Section 6.5.12 pertaining to Seller’s Property-Related Files and Records in any management contract for each Property (and to bind the manager thereunder to such covenants), and (ii) to bind any future purchaser of such Property to the covenants of this Section 6.5.12 pertaining to Seller’s Property-Related Files and Records.

6.5.13.  Tax Appeals

.  Purchaser acknowledges that certain of the Sellers, as identified on the Seller Information Schedule (the “Tax Appeal Sellers”) have filed appeals (each, an “Appeal”) with respect to real estate ad valorem or other similar property taxes applicable to the Tax Appeal Properties (the “Property Taxes”).

(a)                If such Appeal relates to any Tax Year (defined below) prior to the Tax Year in which the Closing occurs, each Tax Appeal Seller shall be entitled, in such Tax Appeal Seller’s sole discretion, to continue to pursue such Appeal after the Closing Date, and, in the event that the Appeal is successful in reducing the amount of Property Taxes payable with respect to any such prior Tax Year, each Tax Appeal Seller shall be entitled to the full amount of any rebate, refund or reduction (collectively, a “Refund”) resulting from the Appeal.  No Tax Appeal Seller shall be obligated to continue to pursue any Appeal with respect to the applicable Tax Appeal Property, including, without limitation, any Appeal that relates to a Tax Year during or after the Tax Year in which Closing occurs.

(b)               If such Appeal relates to the Tax Year in which Closing occurs, then Purchaser shall be entitled to take over and continue such Appeal from and after Closing, at Purchaser’s sole discretion and cost and expense, to reasonably process the Appeal to conclusion with the applicable taxing authority (including any further appeals which Purchaser deems reasonable to pursue).  In the event that the Appeal is successful in reducing the amount of Property Taxes payable with respect to the Tax Year in which Closing occurs, then Purchaser and each Tax Appeal Seller shall share any Refund on a pro rata basis (in accordance with the number of days in the Tax Year of Closing that each held title to the applicable Tax Appeal Property) after first reimbursing each of Purchaser and each Tax Appeal Seller for their respective Third-Party Costs incurred in connection with the Appeal.  If Third-Party Costs equal or exceed the amount of the Award, then the Award shall be applied to such Third-Party Costs on a pro rata basis, with each of Purchaser and the applicable Tax Appeal Seller receiving a portion of the Award equal to the product of (i) a fraction, the numerator of which is the respective party’s Third-Party Costs, and the denominator of which is the total of both parties’ Third-Party Costs, and (ii) the amount of the Award.

(c)                Purchaser shall notify each Tax Appeal Seller within five (5) Business Days after receipt of any Refund check, and agrees to pay the applicable Tax Appeal Seller its Third-Party Costs plus such Tax Appeal Seller’s pro rata share of the Refund no later than ten (10) Business Days after Purchaser’s receipt of the Refund.

(d)               Each Seller agrees that after the Effective Date, such Seller will not initiate any new Tax Appeal with respect to its Property without the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)                For purposes of this Section 6.5.13, “Tax Year” shall mean each 12-month period for which the applicable taxing authority assesses Property Taxes, which may or may not be a calendar year.

6.5.14.  Survival

.  The provisions of this Section 6.5 shall survive the Closing and delivery of the Deed to Purchaser.

6.6.            Post Closing Adjustments

.  In general, and except as provided in this Agreement, each Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of its Property for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of such Property for the period commencing on and after the Closing Date.  Purchaser or a Seller may request that Purchaser and such Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of Section 6.5 of this Agreement; provided, however, that neither party shall have any obligation to re-adjust any items for any Property (a) after the expiration of one hundred twenty (120) days after Closing, or (b) subject to such one hundred twenty (120)-day period, unless such items exceed $2,500.00 in magnitude (either individually or in the aggregate) with respect to such Property.  The provisions of this Section 6.6 shall survive the Closing and delivery of the Deeds to Purchaser

6.7.            Special Purpose Entity Transfers

.

(a)                Notwithstanding anything contained in this Agreement to the contrary, Sellers and Purchaser acknowledge and agree that, at the option of Purchaser and only to the extent permitted by the applicable Assumption Lender or other lender providing new financing to Purchaser, any Property that is owned one hundred percent (100%) by AIMCO Properties, L.P. may be conveyed to Purchaser (or to Purchaser’s Designated Entity, as hereinafter defined) through the transfer of one hundred percent (100%) of the membership interests (the “Entity Interest”) of a limited liability company wholly owned by a Seller at the time of Closing (each a “Special Purpose Entity”).  Purchaser shall notify Seller no later than ten (10) days after the Effective Date, which Properties shall be conveyed to a Special Purpose Entity (the “Entity Transfer Properties”).  A Special Purpose Entity shall be formed by Purchaser (with such name as Purchaser may reasonably designate) for each such Property no later than ten (10) days after the Effective Date.  Each Entity Transfer Property shall be transferred to a Special Purpose Entity on the Closing Date by the execution and delivery of transfer documents in form and substance to be negotiated between Sellers and Purchaser during the period between the Effective Date and ten (10) days before the Closing Date, provided each such Special Purpose Entity shall not hold any assets or have any liabilities prior to said transfer of the applicable Property to it;

(b)               Purchaser shall be responsible for preparing the governance documentation for each Special Purpose Entity (including, without limitation, such entity’s articles, bylaws, and/or operating agreements) and the instruments conveying the applicable Property to such Special Purpose Entity.  Purchaser shall provide Sellers with copies of the governance and conveyance documentation not less than ten (10) days prior to the Closing Date for Sellers' review to ensure such documents have no adverse effect on Sellers or AIMCO.  Purchaser shall reimburse Sellers their reasonable costs incurred to review such governance documents.  Sellers shall provide Purchaser comments within three (3) days after receipt of such draft documents and, thereafter, Purchaser shall deliver final, execution-ready copies of such governing and conveyance documents to Sellers not less than five (5) days prior to the Closing Date;

(c)                Sellers shall deposit with Escrow Agent the Deeds conveying the applicable Property to the Special Purpose Entity and an assignment of such Seller's ownership interest in such Special Purpose Entity not less than one (1) Business Day prior to the Closing Date;

(d)               Purchaser shall pay the costs and fees associated with forming each Special Purpose Entity and for the transfer of each of the Entity Transfer Properties to the applicable Special Purpose Entity and Purchaser shall be responsible for all of the recordation fees incurred in connection therewith (the “Special Purpose Entity Fees”) and Sellers shall not be required to bear any cost or expense in connection with the formation of the Special Purpose Entities or the transfer of any Entity Transfer Properties to a Special Purpose Entity;

(e)                Purchaser hereby agrees to indemnify, defend and hold Sellers harmless from any Losses resulting from any obligations or liabilities of the Special Purpose Entities or the transfer of any Property thereto; and

(f)                 For purposes of clarification, the conveyance by a Seller of an Entity Transfer Property to a Special Purpose Entity as provided in this Section 6.7 and the subsequent conveyance of an Entity Interest to Purchaser at Closing shall in no way abrogate or otherwise modify the scope of Seller’s representations, warranties and obligations hereunder with respect to such Property.

ARTICLE 7
REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1.            Seller’s Representations

.  Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or which is otherwise known by Purchaser prior to the Closing or caused by Purchaser, each Seller, individually and severally with respect only to itself and its Property, represents and warrants to Purchaser the following (collectively, the “Seller’s Representations”) as of the Effective Date and as of the Closing Date (provided that Purchaser’s remedies if any of such Seller’s Representations are untrue as of the Closing Date are limited to those set forth in Section 11.2):

7.1.1.      Organization

.  Such Seller is organized, validly existing and in good standing under the laws of the state of its formation set forth on the Seller Information Schedule and has or at the Closing Date shall have the entity power and authority to sell and convey its Property and to execute the documents to be executed by such Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which such Seller is a party or by which such Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on such Seller’s ability to consummate the transaction contemplated by this Agreement or on the Property.  This Agreement is a valid, binding and enforceable agreement against such Seller in accordance with its terms;

7.1.2.      Leases

.  Other than the Leases, such Seller’s Property is not subject to any written lease executed by such Seller or, to such Seller’s knowledge, any other possessory interests of any person.  To such Seller’s knowledge, (a) the Leases applicable to such Seller’s property are in full force and effect according to the terms set forth therein, and (b) such Leases set forth the entire agreement between such Seller, as landlord, and the Tenant with respect to the premises affected thereby.  To such Seller’s knowledge, except as noted in the Rent Roll, there are no outstanding Tenant defaults in their payment of Rents.  To such Seller’s knowledge, except as set forth on the Rent Roll, each such Seller has not received, nor given, any outstanding notice of any breaches or defaults under the Leases;

7.1.3.      Assumed Loan Documents

.  To such Seller’s knowledge, such Seller has delivered or otherwise made available true and accurate copies of all Assumed Loan Documents in such Seller's possession;

7.1.4.      Contracts

.  To such Seller's knowledge, such Seller has delivered or otherwise made available true and accurate copies of all cable, utility and laundry Property Contracts in such Seller's possession;

7.1.5.      Prohibited Person

.  Such Seller is not a Prohibited Person and, to such Seller’s knowledge, (a) except for third party persons who hold direct or indirect ownership interests in such Seller, none of such Seller’s affiliates or parent entities is a Prohibited Person; (b) except for third party persons who hold direct or indirect ownership interests in such Seller, such Seller’s Property is not the property of or beneficially owned by a Prohibited Person; and (c) except for third party persons who hold direct or indirect ownership interests in such Seller, such Seller’s Property is not the proceeds of specified unlawful activity as defined in 18 U.S.C. § 1956(c)(7);

7.1.6.      Pending Actions

.  Except as set forth on the Seller Information Schedule and for (a) any actions by such Seller to evict Tenants under its Leases, or (b) any matter covered by such Seller’s current insurance policy(ies), to such Seller’s knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against such Seller’s Property;

7.1.7.      Rent Roll

.  To such Seller’s knowledge, the applicable Rent Roll is accurate and complete in all material respects, and includes a list of all Tenants under the Leases, the term of each Lease, the rental paid thereunder, the Tenant Deposits, if any, held by Seller in connection therewith, and the occupancy status of all units at the Property (including whether a unit is “down”);

7.1.8.      Operating Statements

.  To such Seller’s knowledge, the applicable Operating Statement provided by each Seller with respect to its Property is accurate and complete in all material respects;

7.1.9.      No Violation

.  To such Seller’s knowledge, such Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting such Seller’s Property other than normal regulatory correspondence from HUD, as applicable, and to such Seller’s knowledge, without inquiry, such Seller’s Property is not in violation of any law, ordinance, regulation, rule, order or requirement applicable to such Property;

7.1.10.  Property Contracts

.  To such Seller’s knowledge, such Seller has not received any written notice of any material default by such Seller under any of its Property Contracts that will not be terminated on the Closing Date;

7.1.11.  Assumed Loans

.  To such Seller’s knowledge (to the extent such Seller is an Assumption Seller), there are no defaults under the Assumed Loan Documents to which such Assumption Seller is a party to; and

7.1.12.  Hibben Ferry Clubhouse

.  To such Seller's knowledge, the Seller of the Hibben Ferry I Apartments Property is the owner of 78.95% of the ownership interests in Hibben Ferry Recreation, Inc., a South Carolina corporation.

7.1.13.  Hazardous Materials

.  To such Seller’s knowledge and except as disclosed in the Phase I, Phase II, and any other environmental assessments and audits provided to Purchaser as part of the Materials, (a) no hazardous or toxic materials or other substances regulated by applicable federal or state environmental laws are stored by such Seller on, in or under such Seller’s Property in quantities which violate applicable laws governing such materials or substances, and (B) the Seller’s Property is not used by such Seller for the storage, treatment, generation or manufacture of any hazardous or toxic materials or other substances in a manner which would constitute a violation of applicable federal or state environmental laws.

7.2.            AS-IS

.  Except for Seller’s Representations set forth in Section 7.1, and except in the event of fraud by any Seller, each Property is expressly purchased and sold “AS IS,” “WHERE IS,” and “WITH ALL FAULTS.”  The Purchase Price for each Property and the terms and conditions set forth herein are the result of arm’s-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, except for Seller’s Representations set forth in Section 7.1, any information provided by Sellers or statements, representations or warranties, express or implied, made by or enforceable directly against Sellers, including, without limitation, any relating to the value of any Property, the physical or environmental condition of any Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of any Property with any regulation, or any other attribute or matter of or relating to any Property (other than any covenants of title contained in the Deed conveying a Property and Seller’s Representations with respect to such Property).  Purchaser agrees that, except for Seller’s Representations set forth in Section 7.1, Sellers shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Properties.  Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases each of Seller’s Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against any Seller’s Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Properties, except for Seller’s Representations set forth in Section 7.1.  Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Properties), reports, investigations and inspections as it deems appropriate in connection with the Properties.  If Sellers provide or have provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Properties, including, without limitation, the offering prepared by Seller, Purchaser and Sellers agree that Sellers have done so or shall do so only for the convenience of the parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against any Seller’s Indemnified Parties.  Except for Seller’s Representations set forth in Section 7.1 Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Properties.  Purchaser acknowledges and agrees that, except for Seller’s Representations set forth in Section 7.1, no representation has been made and no responsibility is assumed by Sellers with respect to current and future applicable zoning or building code requirements or the compliance of the Properties with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Properties, the continuation of contracts, continued occupancy levels of the Properties, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing.  Prior to Closing, each Seller shall have the right, but not the obligation, to enforce its rights against any and all of its Property occupants, guests or tenants.  Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Agreement in any manner whatsoever; and Purchaser shall close title and accept delivery of the applicable Deed with or without such tenants in possession and without any allowance or reduction in the applicable Purchase Price under this Agreement.  Except for Seller’s Representations set forth in Section 7.1, Purchaser hereby releases Sellers from any and all claims and liabilities relating to the foregoing matters.  The provisions of this Section 7.2 shall survive the Closing and delivery of the Deeds to Purchaser.

7.3.            Survival of Seller’s Representations

.  Sellers and Purchaser agree that Seller’s Representations shall survive the Closing Date for a period of one (1) year (the “Survival Period”).  No Seller shall have liability for claims made after the Survival Period with respect to any of its Seller’s Representations contained herein.  Each Seller shall be liable only for the breach of its own Seller’s Representations.  Further, the liability for each Seller for breach of its Seller’s Representations shall be limited to, and capped at, One Million and No/100 Dollars ($1,000,000.00) for such Seller’s Property for which a breach of Seller’s Representations occurred, on a Property-by-Property basis if a Seller is selling more than one Property.  Such cap on liability shall apply for any individual breach or in the aggregate for all breaches of such Seller’s Representations with respect to such Property.  In addition, the liability of all Sellers, in the aggregate, shall be limited to, and capped at, Fifteen Million Dollars ($15,000,000) for all claims alleging one or more breaches of any Seller’s Representations.  Purchaser shall not be entitled to bring any claim for a breach of Seller’s Representations unless the claim for damages (either in the aggregate or as to any individual claim) by Purchaser for a Property exceeds Five Thousand and No/100 Dollars ($5,000.00).  In the event that a Seller breaches any representation contained in Section 7.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and such Seller shall not have any liability in connection therewith.

7.4.            Definition of Seller’s Knowledge

.  Any representations and warranties made “to the knowledge of [such] Seller” (or words of similar import) shall not be deemed to imply any duty of inquiry.  For purposes of this Agreement, the term Seller’s “knowledge” shall mean and refer only to actual knowledge of the Regional Property Manager of such Seller, and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of such Seller, or any affiliate of such Seller, or to impose upon such Regional Property Manager any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Regional Property Manager any individual personal liability.

7.5.            Representations And Warranties Of Purchaser

.  For the purpose of inducing Sellers to enter into this Agreement and to consummate the sale and purchase of the Properties in accordance herewith, Purchaser represents and warrants to Sellers the following as of the Effective Date and as of the Closing Date:

7.5.1.      Organization

.  Each of Purchaser is organized, validly existing and in good standing under the laws of the state of its formation;

7.5.2.      Authority

.  Purchaser, and each of them, acting through any of their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser’s partners, directors, officers or members are required to so empower or authorize Purchaser.  The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser’s ability to consummate the transaction contemplated by this Agreement.  This Agreement is a valid, binding and enforceable agreement against Purchaser in accordance with its terms;

7.5.3.      Pending Litigation

.  No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Agreement or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Sellers;

7.5.4.      Prohibited Person

.  Purchaser is not a Prohibited Person.  To Purchaser’s knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person.  The funds or other assets Purchaser will transfer to Seller under this Agreement are not the property of, or are beneficially owned, directly or indirectly, by a Prohibited Person;

7.5.5.      Source of Funds

.  The funds or other assets Purchaser will transfer to Seller under this Agreement are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

7.5.6.      Survival

.  The provisions of this Section 7.5 shall survive the Closing and delivery of the Deeds to Purchaser.

ARTICLE 8
OPERATION OF THE PROPERTIES

8.1.            Leases and Property Contracts

.  During the period of time from the Effective Date to the Closing Date, in the ordinary course of business each Seller may, with respect to its Property, enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser; provided, however, each Seller agrees that any such new or renewed Leases shall not have a term in excess of one (1) year without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, and that any such new Property Contract shall be able to be terminated on the Closing Date without the payment of any penalty or premium.  Each Seller shall endeavor, but shall not be required, to provide to Purchaser weekly Rent Rolls and a weekly summary of all leasing activity until the Closing Date.

8.2.            General Operation of Property

.  Except as specifically set forth in this ARTICLE 8, each Seller shall operate its Property after the Effective Date in the ordinary course of business, and except as necessary in such Seller’s sole discretion to address (a) any life or safety issue at its Property or (b) any other matter which in such Seller’s reasonable discretion materially adversely affects the use, operation or value of such Property, such Seller will not make any material alterations to its Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, denied or delayed.

8.3.            Liens

.  Other than utility easements and temporary construction easements granted by a Seller in the ordinary course of business, each Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to its Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 8.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed.  If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

ARTICLE 9
CONDITIONS PRECEDENT TO CLOSING

9.1.            Purchaser’s Conditions to Closing

.  Subject to the provisions of this Section 9.1, Purchaser’s obligation to close each Property under this Agreement, on a Property-by-Property basis, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

(a)                All of the documents required to be delivered by the applicable Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

(b)               Each of the Seller’s Representations of the applicable Seller shall be true in all material respects as of the Closing Date;

(c)                The applicable Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by such Seller hereunder;

(d)               None of the applicable Seller nor any of such Seller’s general partners, members, shareholder, or owners shall be a debtor in any bankruptcy proceeding nor shall have been in the last six (6) months a debtor in any bankruptcy proceeding; and

(e)                The Title Insurer shall be prepared to issue the Title Policy for such Property, subject to no exceptions other than Permitted Exceptions.

Notwithstanding anything to the contrary, there are no other conditions on Purchaser’s obligation to Close any of the Properties except as expressly set forth in this Section 9.1.  If any condition set forth in this Section 9.1 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on that Property on the Closing Date with no offset or deduction from the Purchase Price for such Property, or (b) notify Sellers’ Representative (a “Termination Notice”) in writing of Purchaser’s decision to terminate this Agreement for the Property for which there was such a failure of condition and receive a return of the Applicable Share of the Deposit, plus Return on Deposit on such Applicable Share, in which event Purchaser shall receive a credit at Closing against the Base Purchase Price for the remaining Properties in an amount equal to the Applicable Share of the Deposit allocated to such terminated Assumption Property and, if such failure of condition is due to an intentional default by any Seller hereunder, payment of the Termination Fee described in Section 11.2(a) (provided Purchaser has otherwise performed it obligations under this Agreement with respect to the other remaining Properties, including delivery of the Purchase Price therefor).

9.2.            Sellers’ Conditions to Closing

.  Without limiting any of the rights of any Seller elsewhere provided for in this Agreement, each Seller’s obligation to close with respect to conveyance of its Property under this Agreement shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

(a)                All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

(b)               Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;

(c)                Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

(d)               Such Seller shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby, including, without limitation, a tax free exchange pursuant to Section 14.20 (and the amendment of such Seller’s (or such Seller’s affiliates’ partnership or other organizational documents in connection therewith) (a) from Seller’s unaffiliated partners, members, managers, shareholders or directors to the extent required by Seller’s (or Seller’s affiliates’) organizational documents, and (b) as required by law;

(e)                There shall not be pending or, to the knowledge of either Purchaser or the applicable Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Agreement or declare illegal, invalid or non-binding any of the covenants or obligations of the Purchaser; and

(f)                 The “Deposit” described in the Belmont Purchase Agreement has been delivered by Purchaser as required therein; provided the Belmont Purchase Agreement has not been timely terminated by Purchaser and such “Deposit” returned to Purchaser in accordance with the terms thereof.

If any of the foregoing conditions in Sections 9.2 to a Seller’s obligation to close with respect to conveyance of its Property under this Agreement are not met, such Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, (b) terminate this Agreement with respect to its Property, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 11.1, or (c) with respect to a failure of the condition set forth in Section 9.2(d), extend the Closing Date as set forth in Section 6.2.  If a Seller terminates this Agreement with respect to its Property, the remaining Sellers may elect either to terminate this Agreement or proceed to close the remaining Properties.  The termination of this Agreement by any Seller pursuant to this Section 9.2 shall be exercised by written notice from Sellers’ Representative to Purchaser by 12:00 p.m. (of the time zone in which the Escrow Agent is located) of the Closing Date.

ARTICLE 10
BROKERAGE CONDITIONS

10.1.        Indemnity

.  Each Seller, severally and individually, represents and warrants to Purchaser that it has dealt only with Apartment Realty Advisors (“Broker”) in connection with this Agreement (and, specifically, only with respect to those Properties located on the Seller Information Schedule that are located in Colorado and South Carolina).  Each Seller, severally and individually, and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Agreement, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party.  The provisions of this Section 10.1 shall survive the termination of this Agreement, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

10.2.        Broker Commission

.  If the Closing occurs, each Seller agrees to pay Broker a commission according to the terms of a separate contract.  Broker shall not be deemed a party or third party beneficiary of this Agreement.

10.3.        Broker Signature Page

.  As a condition to each Seller’s obligation to pay the commission pursuant to Section 10.2, Broker shall execute the signature page for Broker attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) Broker’s signature hereon shall not be a prerequisite to the binding nature of this Agreement on Purchaser and Sellers, and the same shall become fully effective upon execution by Purchaser and Sellers, and (b) the signature of Broker will not be necessary to amend any provision of this Agreement. Each Seller, severally and individually, and Purchaser each represents and warrants to the other that it has not dealt with or utilized the services of any real estate broker, sales person or finder in connection with this Agreement, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder’s fees arising from or attributable to the acts or omissions of the indemnifying party.  The provisions of this Section 10.3 shall survive the termination of this Agreement, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

ARTICLE 11
DEFAULTS AND REMEDIES

11.1.        Purchaser Default

.  If Purchaser defaults in its obligations hereunder to (a) deliver the Deposit, or (b) deliver the Purchase Price for each Property at the time required by Section 2.2.4 and, as a result, does not close on the purchase of the Properties on the Closing Date, then, immediately and without notice or cure, Purchaser shall forfeit the Deposit and neither party shall be obligated to proceed with the purchase and sale of the Properties.  If Purchaser defaults in any of its other representations, warranties or obligations under this Agreement (including, without limitation, the failure to deliver to Escrow Agent the deliveries specified under Section 6.4 on the date required thereunder), and such default continues for more than ten (10) days after written notice from Sellers’ Representative, then Purchaser shall forfeit the Deposit and neither party shall be obligated to proceed with the purchase and sale of the Property.  The Deposit constitutes liquidated damages and recourse to the Deposit is, except for Purchaser’s indemnity and confidentiality obligations hereunder, Sellers’ sole and exclusive remedy for Purchaser’s failure to perform its obligation to purchase the Properties or any breach of a representation or warranty by Purchaser hereunder.  Sellers expressly waive the remedies of specific performance and additional damages for any default by Purchaser hereunder.  SELLERS AND PURCHASER ACKNOWLEDGE THAT SELLERS’ DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLERS’ DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY.  SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION 11.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLERS, AND SHALL BE SELLERS’ EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OTHER THAN WITH RESPECT TO PURCHASER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

11.2.        Seller Default

.  If a Seller, prior to the Closing, defaults in its representations, warranties, covenants, or obligations under this Agreement, including to sell its Property as required by this Agreement and such default continues for more than ten (10) days after written notice from Purchaser, then, at Purchaser’s election, Purchaser may either (i) if Purchaser has closed on the remaining Properties for which there has been no default alleged, seek specific performance of the defaulting Seller’s obligations pursuant to this Agreement (but not damages); or (ii) give a Termination Notice to Sellers’ Representative of Purchaser’s decision to terminate this Agreement for the Properties for which there was such a default, proceed to Closing on the remaining Properties, and the applicable Seller shall pay to Purchaser an amount equal to the Applicable Share of the Deposit for the terminated Properties, Return on Deposit on the Applicable Share amount (or credit the same to Purchaser against the Base Purchase Price for the other Properties for which this Agreement has not been terminated), an amount equal to the actual third party costs incurred by Purchaser relating to breaking Purchaser’s rate lock with respect to the terminated Properties (provided Sellers’ liability for such costs to Purchaser related to breaking the rate lock shall not exceed $2,000,000 in the aggregate regardless of the number of terminated Properties), and, if Sellers’ default under this Agreement resulted from an intentional action or inaction of Sellers taken in bad faith (excluding any action or inaction a Seller reasonably takes or refuses to take in response to a request or requirement of any Lender) that causes one (1) or more of the Closings not to occur solely as a result of such action or inaction, a termination fee of $8,000,000 (the “Termination Fee”) (provided Purchaser has otherwise performed it obligations under this Agreement with respect to the other remaining Properties, including delivery of the Purchase Price therefor, and Sellers have been afforded notice and an opportunity to cure as provided above but have failed to so cure).  The amount of the Termination Fee that may be collected by Purchaser shall be limited to $8,000,000, regardless of the number of Sellers alleged to have defaulted hereunder.  Purchaser shall be entitled to execute on the Guaranty for any of the Applicable Share of the Deposit, Return on Deposit, and Termination Fee if the same are not returned within one (1) day after termination of the Agreement with respect to the Property or Properties in question.

ARTICLE 12
RISK OF LOSS OR CASUALTY

12.1.        Major Damage

.  In the event of Major Damage to a Property prior to the Closing Date, then the applicable Seller shall have no obligation to repair such Major Damage and shall notify Purchaser in writing of such damage or destruction (the “Damage Notice”).  Within ten (10) days after Purchaser’s receipt of the Damage Notice, Purchaser may elect at its option to give a Termination Notice for the damaged Property to Seller’s Representative.  If Purchaser does not elect to terminate this Agreement with respect to the damaged Property, this transaction shall be closed in accordance with the terms of this Agreement either, at the election of the applicable Seller, (a) for the full Purchase Price for the damaged Property notwithstanding any such damage or destruction, and Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably required by the applicable Seller) of such Seller’ rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all remaining insurance proceeds pertaining to such claim (plus a credit against the applicable Purchase Price at Closing in the amount of any deductible payable by the applicable Seller in connection therewith and not spent by such Seller for demolition, site cleaning, restoration or other repairs); or (b) Purchaser shall receive a credit against the Base Purchase Price for the damaged Property for the full replacement costs of repair to the subject Property, plus, to the extent covered by such Seller’s insurance policy, any costs required pursuant to local code or zoning requirements, as determined by an independent third party reasonably acceptable to such Seller and Purchaser.  In the event a Seller elects to assign such Seller's rights and obligations with respect to the insurance claim and related casualty to Purchaser as provided above, and if an AIMCO employee is the adjuster for the claim related thereto, Sellers covenant and agree that the adjuster shall act in accordance with standard insurance industry protocols in processing such claim (including, without limitation, the time taken to process such claim).

12.2.        Minor Damage

.  In the event of damage to a Property which does not constitute Major Damage, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding the damage or destruction; provided, however, the applicable Seller shall make such repairs to the extent of any recovery from insurance carried on such Property if such repairs can be reasonably effected before the Closing.  Sellers shall endeavor to deliver written notice to Purchaser of any material physical damage to any Tenant Unit promptly after learning of such damage.  Subject to Section 12.3, if the applicable Seller is unable to effect such repairs prior to Closing, then Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably required by the applicable Seller) of such Seller’ rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all remaining insurance proceeds pertaining to such claim (plus a credit at Closing against the applicable Purchase Price for the damaged Property in the amount of any deductible payable by the applicable Seller in connection therewith and not spent by such Seller for demolition, site cleaning, restoration or other repairs).  Any such claim that is assigned to Purchaser shall be processed as described in Section 12.1.  In the alternative, and at the sole option of the applicable Seller, such Seller may elect to give to Purchaser, at Closing, a credit against the Base Purchase Price for the damaged Property for the full replacement costs of repair to the subject Property, plus, to the extent covered by such Seller’s insurance policy, any costs required pursuant to local code or zoning requirements, as determined by an independent third party reasonably acceptable to such Seller and Purchaser.

12.3.        Repairs

.  To the extent that a Seller elects to commence any repair, replacement or restoration of its damaged Property prior to Closing, then such Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds.  To the extent that any repair, replacement or restoration of a casualty has been commenced by the applicable Seller prior to Closing, then the Property Contracts for such Property shall include, and Purchaser shall assume at Closing, all construction and other contracts entered into by such Seller in connection with such repair, replacement or restoration.  The provisions of this Section 12.3 shall survive the Closing and delivery of the Deeds to Purchaser.

12.4.        Repair of Sycamore Creek Apartments

.

12.4.1.  Repair Obligation

.  The Seller of the Sycamore Creek Property is currently in the process of repairing twelve (12) fire-damaged units at the Sycamore Creek Property.  To the extent that such Seller has not completed such repairs by the Closing Date, then (a) the Seller of the Sycamore Creek Property shall have until March 31, 2009 (the “Sycamore Completion Date”) to complete such repairs, and (b) the Seller of the Sycamore Creek Property shall pay to Purchaser’s Designated Entity for Sycamore Creek the sum of Seven Thousand Six Hundred Dollars ($7,600.00) (the “Lost Rent Amount”), per month beginning on the later to occur of November 1, 2008 or the actual Closing Date for the Sycamore Creek Property, as revenue for “lost rents” for the down units, from the Closing Date until that date that is thirty (30) days after all the Certificates of Occupancy for such down units have been received by the Seller of the Sycamore Creek Property or Purchaser’s Designated Entity therefore.  All repairs required by the Seller of the Sycamore Creek Property hereunder shall be completed in a good and workmanlike manner, shall return the Sycamore Creek Property to its condition prior to the damage, shall comply with all applicable zoning and building codes, and shall be at the Sycamore Creek Property Seller’s sole cost and expense.  Upon completion of the repairs, the Sycamore Creek Seller shall assign to Purchaser all warranties, if any, held by such Seller with respect to the materials or labor used in performing the repairs.

12.4.2.  Holdback

.  If by the Closing Date, the aforementioned repairs are not complete and the post-repair Certificates of Occupancy have not been delivered to Purchaser, then, at Closing, the Sycamore Creek Property Seller shall direct Escrow Agent to hold back a sum of money equal to the costs to complete the repairs to the down units as of the Closing Date, plus an amount equal to the Loss Rent Amount for each month from the Closing Date through the Sycamore Completion Date (the “Sycamore Creek Holdback”).  The Sycamore Creek Holdback shall be held by Escrow Agent in an interest bearing account until disbursed in accordance with this Section.  Provided the same occurs prior to the Sycamore Completion Date, upon the delivery of the post-repair Certificates of Occupancy for all damaged units at the Sycamore Creek Property to Purchaser’s Designated Entity with respect thereto, Escrow Agent shall release from the Sycamore Creek Holdback (i) to Purchaser’s Designated Entity for the Sycamore Creek Property the Lost Rent Amount for the period between the Closing Date for the Sycamore Creek Property, and the date that is thirty (30) days after the delivery of the Certificates of Occupancy, and (ii) to Seller, the balance of the Sycamore Creek Holdback.  If the Sycamore Creek Property Seller shall fail to deliver the post-repair Certificates of Occupancy for all damaged units at the Sycamore Creek Property to Purchaser’s Designated Entity prior to the Sycamore Completion Date, then on the Sycamore Completion Date, Escrow Agent shall release the entire Sycamore Creek Holdback to Purchaser’s Designated Entity with respect to the Sycamore Creek Property, and Purchaser’s Designated Entity shall assume the completion of the repairs.

12.5.        Ohio Damage Holdback

.  Purchaser and Sellers acknowledge that certain Properties located in the State of Ohio were damaged as a result of the aftermath of Hurricane Ike.  The Sellers of such Properties are currently in the process of repairing such damage to the Properties.  To the extent that such Sellers, or any one of them, have not completed such repairs by the applicable Closing Date, then (a) the Sellers of the Properties for which such repairs have not been completed shall direct Escrow Agent, on the Closing Date, to hold back a total sum of Fifty Thousand Dollars ($50,000.00) (the “Ohio Property Holdback”) from the sale proceeds of the applicable aforementioned Properties, allocated on a pro rata basis determined by dividing the applicable Property’s Base Purchase Price, by the Base Purchase Prices for all of the Ohio Properties for which such repairs have not been completed.  After the Closing, the applicable Sellers shall be responsible for completing the remaining repairs and all such repairs shall be completed in a good and workmanlike manner, shall return the applicable Property to its condition prior to the damage, shall comply with all applicable zoning and building codes, and shall be at such Sellers’s sole cost and expense.  Upon completion of the repairs, the applicable Sellers shall assign to Purchaser all warranties, if any, held by such Sellers with respect to the materials or labor used in performing the repairs.  The Ohio Property Holdback shall remain with Escrow Agent until the repairs to the Ohio Properties have been completed, at which time they shall be released by Escrow Agent (i) to Purchaser in an amount necessary to cover any items of expense or expenditure by Purchaser for repairs to the Ohio Properties (as documented by invoices) as a result of a Seller’s failure to complete the repairs as provided above, and (ii) the balance to the applicable Seller on a pro rata basis.

12.6.        Replacement of Insurance Carrier

.  In the event a Seller elects to replace its existing property and casualty insurance coverage after the Effective Date with coverage by a third party insurer, such new policy shall not be for less coverage than carried by such Seller as of the Effective Date.

ARTICLE 13
EMINENT DOMAIN

If, at the time of Closing, any material part of a Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser’s option, to give a Termination Notice to Seller’s Representative for the Property for which there was such a condemnation.  If Purchaser does not elect to terminate this Agreement with respect to the affected Property, this Agreement shall continue in full force and effect, provided that such Seller shall assign to Purchaser (without recourse) at the Closing the rights of such Seller to the awards, if any, for the taking, and Purchaser shall be entitled to contest the award and to receive and keep all awards for the taking of the applicable Property or such portion thereof.  If this Agreement is terminated in part from such condemnation to any Property or to a number of Properties, Purchaser shall proceed to Closing this Agreement with the balance of the Properties remaining and the Applicable Share of the Deposit shall be applied to the balance of the Properties remaining in contract.

ARTICLE 14
MISCELLANEOUS PROVISIONS

14.1.        Special Provisions Regarding Runaway Bay I and Runaway Bay II Properties

.  Notwithstanding anything to the contrary set forth in this Agreement, in the event this Agreement is terminated with respect to either Runaway Bay I or Runaway Bay II for any reason whatsoever, such termination shall be deemed to apply to the other Runaway Bay Property as well so that at all times this Agreement either includes or excludes both Runaway Bay I and Runaway Bay II (and not simply one or the other).  For purposes of clarification, in the event Purchaser is entitled to a return of the Applicable Share of the Deposit plus the Return on Deposit as a result of the termination of this Agreement with respect to either Runaway Bay I or Runaway Bay II, Purchaser shall also be entitled to a return of the Applicable Share of the Deposit plus the Return on Deposit allocated to the other such Runaway Bay Property.  The deemed termination of this Agreement with respect to either Runaway Bay I or Runaway Bay II shall not, in and of itself, shall not result in an intentional default under Section 11.2 for which Sellers would be liable for payment of the Termination Fee described therein.  Purchaser shall be entitled to terminate, and receive the Applicable Share of the Deposit plus the Return on Deposit, with respect to both Runaway Bay I or Runaway Bay II in the event that the required third-party consents to the sale of Runaway Bay I are not obtained.

14.2.        Binding Effect of Agreement

.  This Agreement shall not be binding on any party until executed by both Purchaser and all Sellers.  The Escrow Agent’s execution of this Agreement shall not be a prerequisite to its effectiveness.

14.3.        Exhibits and Schedules

.  All Exhibits and Schedules to this Agreement, whether or not annexed hereto, are a part of this Agreement for all purposes.

14.4.        Purchaser’s Assignees

.  This Agreement is not assignable by Purchaser without first obtaining the prior written approval of the Sellers’ Representative, except that Purchaser may assign this Agreement to one or more entities so long as (a) Purchaser is an affiliate of the purchasing entity(ies) (a “Purchaser’s Designated Entity”), (b) Purchaser is not released from its liability hereunder, and (c) Purchaser provides written notice to Sellers’ Representative of any proposed assignment no later than ten (10) days prior to the Closing Date.  As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity.

14.5.        Binding Effect

.  Subject to Section 14.4, this Agreement shall be binding upon and inure to the benefit of Sellers and Purchaser, and their respective successors, heirs and permitted assigns.

14.6.        Captions

.  The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

14.7.        Number And Gender Of Words

.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

14.8.        Notices

.  All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified mail, return receipt requested; or (d) sent by confirmed facsimile or electronic mail (e-mail) transmission with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than three (3) Business Days thereafter.  All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery.  Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices.  All notices shall be sent to the addressee at its address set forth following its name below:

If to Purchaser:

c/o JRK Property Holdings, Inc.
11766 Wilshire Boulevard, Suite 1450
Los Angeles, California  90025
Attention:  Mr. David Walker and Mr. John McKee
Telephone No.:  (310) 268-8344
Facsimile No.:  (310) 268-7943
Email: dwalker@jrkbirchmont.com
            jmckee@jrkpropholdings.com

with a copy to:

Epport, Richman & Robbins, LLP
1875 Century ParkEast, Suite 800
Los Angeles, California  90067
Attention:  Mark Robbins, Esq./Christopher Campbell, Esq.
Telephone No.:  (310) 785-0885
Facsimile No.:  (310) 785-0787
Email:  mrobbins@erlaw.com
            ccampbell@erlaw.com

and:	Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 Attention: Michael J. Haas, Esq. Telephone No.: (216) 586-1345 Facsimile No.: (216) 579-0212 Email: mjhaas@jonesday.com
If to any Seller and/or to Sellers’ Representative:	c/o AIMCO 4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado 80237 Attention: David Robertson Telephone No.: (310) 258-5134 Facsimile No.: (310) 258-5177 Email: David.Robertson@aimco.com
with a copy to:	c/o AIMCO 4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado 80237 Attention: Mr. Harry Alcock Telephone No.: (303) 691-4344 Facsimile No.: (303) 300-3282 Email: Harry.Alcock@aimco.com
and:	AIMCO 4582 South Ulster Street Parkway, Suite 1100 Denver, Colorado 80237 Attention: John Spiegleman, Esq. Telephone No.: (303) 691-4303 Facsimile No.: (303) 300-3260 Email: John.Spiegleman@aimco.com and:

Ballard, Spahr, Andrews & Ingersoll, LLP
1225 17th Street, Suite 2300
Denver, Colorado  80202-5596
Attention:  Beverly Quail, Esq. / Joseph E. Lubinski, Esq.
Telephone No.:  (303) 299-7305
Facsimile No.:  (303) 382-4605
Email:  quail@ballardspahr.com
            lubinskij@ballardspahr.com

If to Escrow Agent:

First American Title Insurance Company of New York
333 Earle Ovington Boulevard, Suite 608
Uniondale, New York  11553
Attention: Steven G. Rogers, Esq.
Telephone No:  (516) 832-3208
Facsimile No.: (516) 832-3299
Email: sgrogers@firstam.com

or to such other address, facsimile number or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt.  Any notice given hereunder may be given either by a party or by such party’s attorney.

14.9.        Governing Law And Venue

.  The laws of the State of Colorado shall govern the validity, construction, enforcement, and interpretation of this Agreement, except to the extent the law of a state or commonwealth in which the Properties are situated is required to govern matters concerning the terms of this Agreement.  To the fullest extent permitted under applicable law, each party to this Agreement irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in a Federal or state court of competent jurisdiction sitting in the City and County of Denver, State of Colorado and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, any claim that it is not personally subject to the jurisdiction of any such court or that this Agreement or the subject matter hereof may not be enforced in or by such court.

14.10.    Entire Agreement

.  This Agreement embodies the entire Agreement between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and agreements, whether written or oral.

14.11.    Amendments

.  This Agreement shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that the signature of the Escrow Agent shall not be required as to any amendment of this Agreement.

14.12.    Severability

.  If any part of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law.  If such provision cannot be reformed, it shall be severed from this Agreement and the remaining portions of this Agreement shall be valid and enforceable.

14.13.    Multiple Counterparts

.  This Agreement and any amendment or modification may be executed in any number of counterparts, each of which and each copy of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Any one or more such counterparts or duplicate, facsimile, electronic or digital signature pages may be removed from any one or more original copies of this Agreement or any amendment or modification and annexed to other counterparts or duplicate, facsimile, electronic or digital signature pages to form a completely executed original instrument.

14.14.    Construction

.  No provision of this Agreement shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Agreement; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

14.15.    Confidentiality

.  Purchaser shall not disclose the terms and conditions contained in this Agreement and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Agreement (a) as required by law, (b) to consummate the terms of this Agreement, or any financing relating thereto, or (c) to Purchaser’s or Sellers’ lenders, attorneys and accountants.  Any information and Materials provided by Sellers to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without the prior written authorization of Sellers’ Representative, which may be granted or denied in the sole discretion of Sellers’ Representative.  Notwithstanding the provisions of Section 14.10, Purchaser agrees that the covenants, restrictions and agreements of Purchaser contained in any confidentiality agreement executed by Purchaser prior to the Effective Date shall survive the execution of this Agreement and shall not be superseded hereby.

14.16.    Time Of The Essence

.  It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

14.17.    Waiver

.  No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  No waiver, amendment, release, or modification of this Agreement shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

14.18.    Attorneys’ Fees

.  In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the substantially prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys’ fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

14.19.    Time Periods

.  Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

14.20.    1031 Exchange

.  Sellers and Purchaser acknowledge and agree that the purchase and sale of each Property may be part of a tax-free exchange under Section 1031 of the Code for either Purchaser or a Seller.  Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Agreement, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Agreement will be extended as a result thereof.  Notwithstanding anything to the contrary contained in the foregoing, if a Seller so elects to close the transfer of a Property as an exchange, then (i) such Seller, at its sole option, may delegate its obligations to transfer a Property under this Agreement, and may assign its rights to receive the Purchase Price from Purchaser, to a deferred exchange intermediary (an “Intermediary”) or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of such Seller pursuant to this Agreement; (iii) such Seller shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Purchaser; and (v) the closing of the transfer of the Property to Purchaser shall be undertaken by direct deed from such Seller (or, if applicable, from other affiliates of such Seller whom such Seller will cause to execute such deeds) to Purchaser or to exchange accommodation titleholder, as the case may be.  Notwithstanding anything to the contrary contained in the foregoing, if Purchaser so elects to close the acquisition of a Property as an exchange, then (i) Purchaser, at its sole option, may delegate its obligations to acquire such Property under this Agreement, and may assign its rights to receive the Property from such Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Purchaser pursuant to this Agreement; (iii) Purchaser shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to such Seller; and (v) the closing of the acquisition of such Property by Purchaser or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed from the applicable Seller (or, if applicable, from other affiliates of such Seller whom such Seller will cause to execute such deeds) to Purchaser (or to exchange accommodation titleholder, as the case may be).

14.21.    No Personal Liability of Officers, Trustees or Directors

.  Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, affiliate, partner or agent of Seller or Purchaser, nor any of the directors, officers, employees, shareholders, members, managers, partners, joint venturers or agents of any of the directors, officers, employees, shareholders, members, affiliates, managers, partners, joint venturers or agents of Seller or Purchaser, nor any other person, partnership, limited liability company, corporation, joint venture or trust, as principal of Seller or Purchaser, whether disclosed or undisclosed shall have any personal obligation or liability hereunder, and neither Purchaser or Seller shall seek to assert any claim or enforce any of their rights hereunder against any the other.

14.22.    [Intentionally Left Blank]

14.23.    ADA Disclosure

.  Purchaser acknowledges that the Properties may be subject to the federal Americans With Disabilities Act (the “ADA”) and the federal Fair Housing Act (the “FHA”).  The ADA requires, among other matters, that tenants and/or owners of “public accommodations” remove barriers in order to make a property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons.  Sellers make no warranty, representation or guarantee of any type or kind with respect to any Property’s compliance with the ADA or the FHA (or any similar state or local law), and Sellers expressly disclaim any such representation.

14.24.    No Recording

.  Purchaser shall not cause or allow this Agreement or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without the prior written consent of Sellers’ Representative, which consent may be withheld in the sole discretion of Sellers’ Representative.  If the Purchaser records this Agreement or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Agreement.  Purchaser hereby appoints the Sellers’ Representative as Purchaser’s attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the contract or other memorandum or evidence thereof from the public records.  This appointment shall be coupled with an interest and irrevocable.

14.25.    Relationship of Parties

.  Purchaser and Sellers acknowledge and agree that the relationship established between the parties pursuant to this Agreement is only that of a seller and a purchaser of property.  Neither Purchaser nor Sellers is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

14.26.    Waiver of Jury Trial

.  The parties hereby waive all rights to trial by jury with respect to any actions, controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith).

14.27.    AIMCO Marks

.  Purchaser agrees that Sellers, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Agreement.  Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

14.28.    Non-Solicitation of Employees

.  Purchaser acknowledges and agrees that, without the express written consent of Sellers’ Representative, neither Purchaser nor any of Purchaser’s employees, affiliates or agents shall at any time solicit any Seller’s affiliates’ employees located at any property owned by such affiliates for potential employment.

14.29.    Survival

.  Except for (a) all of the provisions of this ARTICLE 14, and (b) any provision of this Agreement which expressly states that it shall so survive, and (c) any payment obligation of Purchaser under this Agreement, including any obligations for return of the Deposit (the foregoing (a), (b) and (c) referred to herein as the “Survival Provisions”), none of the terms and provisions of this Agreement shall survive the termination of this Agreement, and, if the Agreement is not so terminated, all of the terms and provisions of this Agreement (other than the Survival Provisions) shall be merged into the Closing documents and shall not survive Closing.

14.30.    Multiple Purchasers

.  As used in this Agreement, the term “Purchaser” means all entities acquiring any interest in any Properties at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to Section 14.4 of this Agreement.  In the event that “Purchaser” has any obligations or makes any covenants, representations or warranties under this Agreement, the same shall be made jointly and severally by all entities being a Purchaser hereunder.  In the event that a Seller receives notice from any entity being a Purchaser hereunder, the same shall be deemed to constitute notice from all entities being a Purchaser hereunder.  In the event that any entity being a Purchaser hereunder takes any action, breaches any obligation or otherwise acts pursuant to the terms of this Agreement, the same shall be deemed to be the action of the other entity(ies) being a Purchaser hereunder and the action of “Purchaser” under this Agreement.  In the event that a Seller or Sellers’ Representative is required to give notice or take action with respect to Purchaser under this Agreement, notice to any entity being a Purchaser hereunder or action with respect to any entity being a Purchaser hereunder shall be a notice or action to all entities being a Purchaser hereunder.  In the event that a Purchaser or any entity being a Purchaser hereunder is required to give notice or take action with respect to a Seller under this Agreement, notice to any entity being a Seller hereunder or action with respect to any entity being a Seller hereunder shall be a notice or action to all entities being a Seller hereunder.   In the event that any entity being a Purchaser hereunder desires to bring an action or arbitration against a Seller, such action must be joined by all entities being a Purchaser hereunder in order to be effective.  In the event that there is any agreement by a Seller to pay any amount pursuant to this Agreement to Purchaser under any circumstance, that amount shall be deemed the maximum aggregate amount to be paid to all parties being a Purchaser hereunder and not an amount that can be paid to each party being a Purchaser hereunder.  In the event that a Seller is required to return the Deposit or other amount to Purchaser, such Seller shall return the same to any entity being a Purchaser hereunder and, upon such return, shall have no further liability to any other entity being a Purchaser hereunder for such amount.  The foregoing provisions also shall apply to any documents, including, without limitation, the General Assignment and Assumption and the Assignment and Assumption of Leases and Security Deposits, executed in connection with this Agreement and the transaction(s) contemplated hereby; provided that any such documents shall have the correct entity names listed as parties to such documents.

14.31.    Sellers’ Several Obligations

.  Purchaser agrees that, notwithstanding any other provision of this Agreement to the contrary, the representations, warranties, obligations, and covenants of each Seller are individual and several, and not joint and several, and that each Seller is responsible and liable only for its own Property and its own representations, warranties, obligations, and covenants.  Purchaser agrees that it shall look solely to the applicable Seller for any amount due hereunder or, obligation owed hereunder, and further waives any and all claims against any other party or Property for payment or performance of the same, including, without limitation, any other Seller or AIMCO, or any partner, member, manager, shareholder, director, officer, employee, affiliate, representative or agent of any Seller or AIMCO.

14.32.    Colorado Local Law Provisions

.  The following provisions shall apply only with respect to those Properties located in the State of Colorado:

14.32.1.                      Special District Disclosure

.  SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS.  PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

14.32.2.                      Common Interest Community Disclosure

.  ONE OR MORE OF THE PROPERTIES IS LOCATED WITHIN A COMMON INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR SUCH COMMUNITY.  THE OWNER OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNER'S ASSOCIATION FOR THE COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.  THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE FINANCIAL OBLIGATIONS UPON THE OWNER OF THE PROPERTY, INCLUDING AN OBLIGATION TO PAY ASSESSMENTS OF THE ASSOCIATION.  IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE ASSOCIATION COULD PLACE A LIEN ON THE PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT.  THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE OWNER FROM MAKING CHANGES TO THE PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION. PURCHASERS OF PROPERTY WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION.  PURCHASERS SHOULD CAREFULLY READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.

14.32.3.                      Methamphetamine Laboratory Disclosure

.  The parties acknowledge that each Seller of a Colorado Property is required to disclose whether such Seller knows that its Property was previously used as a methamphetamine laboratory.  No disclosure is required if such Property was remediated in accordance with state standards and other requirements are fulfilled pursuant to § 25-18.5-102, C.R.S.  Purchaser further acknowledges that Purchaser has the right to engage a certified hygienist or industrial hygienist to test whether any of the Properties has ever been used as a methamphetamine laboratory.  If Purchaser's test results indicate that a Property has been used as a methamphetamine laboratory, but has not been remediated to meet the standards established by rules of the Colorado State Board of Health promulgated pursuant to § 25-18.5-102, C.R.S., Purchaser shall promptly give written notice to Seller's Representative of the results of the test, and Purchaser may terminate this Agreement.

14.32.4.                      Source of Potable Water

.  The water provider for each Property located in Colorado is disclosed on the Seller Information Schedule attached hereto.  SOME WATER PROVIDERS RELY, TO VARYING DEGREES, ON NONRENEWABLE GROUND WATER. YOU MAY WISH TO CONTACT YOUR PROVIDER (OR INVESTIGATE THE DESCRIBED SOURCE) TO DETERMINE THE LONG-TERM SUFFICIENCY OF THE PROVIDER'S WATER SUPPLIES.

ARTICLE 15
LEAD BASED PAINT DISCLOSURE

15.1.        Disclosure

.  Sellers and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit J hereto.

15.2.        Consent Agreement – Pre-1978 – Not Certified

.  The provisions of this Section 15.2 apply to those properties identified on the Seller Information Schedule as “Pre 1978, Not Certified.”  Using reasonable and customary efforts, the applicable Seller shall (a) perform any testing (the “Testing”) required at its Property with respect to lead-based paint in accordance with the requirements of the Consent Agreement (the “Consent Agreement”) by and among the United States Environmental Protection Agency (executed December 19, 2001), the United States Department of Housing and Urban Development (executed January 2, 2002), and AIMCO (executed December 18, 2001), and (b) if required under the Consent Agreement, as determined by such Seller and its counsel in their sole and absolute discretion, remediate or abate (the “Remediation”) any lead-based paint condition at such Property prior to the Closing using reasonable and customary efforts.  In the event that such Seller does not complete such Testing or Remediation, if any is required under the Consent Agreement, prior to the Closing, such Seller shall initiate, continue or complete such Testing or Remediation, if any is required under the Consent Agreement, promptly after Closing.  Purchaser shall provide such Seller with full and unimpeded access to its Property, including, without limitation, access to all units located thereon, for the purposes of completing such Testing or Remediation, if any is required under the Consent Agreement, and Purchaser shall fully cooperate with such Seller regarding, and allow such Seller to perform, such Testing or Remediation, if any is required under the Consent Agreement, as determined by such Seller and its counsel in their sole and absolute discretion, including, without limitation, allowing any alterations to such Property, to comply with the Consent Agreement, until such time as such Testing or Remediation, if any is required under the Consent Agreement, has been completed.  Seller shall provide 24 hours’ notice to Purchaser in the event that access to a unit is required to perform such Testing or Remediation, if any is required under the Consent Agreement; provided, however, such Seller’s obligations hereunder after Closing shall be contingent on Purchaser’s compliance herewith, and such Seller shall be relieved of all liability and obligations regarding such Testing or Remediation or otherwise under the Consent Agreement, if any is required under the Consent Agreement, as a result of any failure by Purchaser to comply with this Section 15.2.  Purchaser acknowledges and agrees that (1) after Closing, the Purchaser and the applicable Property shall be subject to the Consent Agreement and the provisions contained herein related thereto; (2) after Closing, Purchaser agrees to undertake the obligations required by the Consent Agreement; (3) such Seller will need necessary access to the applicable Property to comply with the requirements of the Consent Agreement; (4) Purchaser will provide such access to such Property after Closing so that such Seller can comply with the requirements of the Consent Agreement; and (5) Purchaser shall not be deemed to be a third party beneficiary to the Consent Agreement.  By execution hereof, Purchaser further acknowledges receipt of notice in writing of the existence of the Consent Agreement and receipt of a copy thereof.

15.3.        Consent Agreement – Pre-1978 Certified

.  The provisions of this Section 15.3 apply to those Properties identified on the Seller Information Schedule as “Pre-1978-Certified.”  Testing has been performed at each Property identified as “Pre-1978, Certified” with respect to lead-based paint.  The “LBP Consultant” identified on the Seller Information Schedule prepared the Report with respect to the Property identified therein.  A copy of each report will be provided to Purchaser with the Materials.  Each Report certifies the respective Property as lead based paint free.  By execution hereof, Purchaser acknowledges receipt of a copy of the Reports, the Lead-Based Paint Disclosure Statement attached hereto as Exhibit H, and acknowledges receipt of the Consent Agreement.  Because the applicable Property has been certified as lead based paint free, the applicable Seller is not required under the Consent Agreement to remediate or abate any lead-based paint condition at its Property prior to the Closing.  Purchaser acknowledges and agrees that (1) after Closing, Purchaser and the applicable Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) Purchaser shall not be deemed to be a third party beneficiary to the Consent Agreement.

15.4.        Consent Agreement – Pre-1978-LBP, But No LBP Hazards

.  The provisions of this Section 15.4 apply to those Properties identified on the Seller Information Schedule as “Pre 1978, Lead-Based Paint Present, No Lead-Based Hazard.”  Testing has been performed at the applicable Property with respect to lead-based paint.  The “LBP Consultant” identified on the Seller Information Schedule prepared the Report with respect to the Property identified therein.  A copy of the Report with respect to the Property will provided to Purchaser with the Materials.  The Report certifies the applicable Property as free of (a) lead based hazards, (b) dust lead hazards and (c) soil lead hazards.  By execution hereof, Purchaser acknowledges receipt of a copy of the Report, the Lead-Based Paint Disclosure Statement attached hereto as Exhibit H, and the Consent Agreement.  Because the applicable Property has been certified as free of (x) lead based hazards, (y) dust lead hazards and (z) soil lead hazards, the applicable Seller is not required under the Consent Agreement to remediate or abate any lead-based paint condition at such Property prior to the Closing.  Purchaser acknowledges and agrees that (1) after Closing, the Purchaser and the applicable Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) Purchaser shall not be deemed to be a third party beneficiary to the Consent Agreement.

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IN WITNESS WHEREOF, the Sellers and Purchaser have executed this Agreement for Purchase and Sale and Joint Escrow Instructions as of the date first set forth above.

Sellers:

GOVERNOR’S PARK APARTMENTS:

GOVERNORS PARK APARTMENTS VII LIMITED PARTNERSHIP, a South Carolina limited partnership

By:     SHELTER VII GP LIMITED PARTNERSHIP, a South Carolina limited partnership, its general partner

          By:     SHELTER REALTY VII           CORPORATION, a South Carolina           corporation, its general partner

          By: /s/Brian J. Bornhorst

          Name: Brian J. Bornhorst

          Title: Vice President

VILLAGE GARDENS APARTMENTS:

SHELTER PROPERTIES VI LIMITED PARTNERSHIP, a South Carolina limited partnership

By:     SHELTER REALTY VI CORPORATION,

a South Carolina corporation,

its corporate general partner

          By: /s/Brian J. Bornhorst

          Name: Brian J. Bornhorst

          Title: Vice President

COPPER MILL APARTMENTS:

COPPER MILL CPGF 22, L.P., a Delaware limited partnership

By:       CPGF 22 COPPER MILL GP, L.L.C.,                        a South Carolina limited liability company,

            its general partner

            By:    CENTURY PROPERTIES GROWTH               FUND XXII, A CALIFORNIA LIMITED                  PARTNERSHIP, a California limited                            partnership,

                     its member

                     By:   FOX PARTNERS IV, a California                        general partnership,

                             its general partner

                             By:  FOX CAPITAL MANAGEMENT                                     CORPORATION, a California                                     corporation,

                                    its general partner

              By: /s/Brian J. Bornhorst

              Name: Brian J. Bornhorst

                        Title: Vice President

SYCAMORE CREEK APARTMENTS:

SYCAMORE CREEK ASSOCIATES, L.P., a Delaware limited partnership

By:       MAE JMA, INC., a Delaware corporation,

            its managing general partner

  By: /s/Brian J. Bornhorst

  Name: Brian J. Bornhorst

            Title: Vice President

BEXLEY HOUSE APARTMENTS:

BEXLEY HOUSE, L.P., a Delaware limited partnership

By:       BEXLEY HOUSE GP, L.L.C., a South Carolina             limited liability company,

            its general partner

            By:       DAVIDSON INCOME REAL ESTATE,                         L.P., a Delaware limited partnership,

                        its member

                        By:       DAVIDSON DIVERSIFIED                                       PROPERTIES, INC., a Tennessee                                     corporation,

                                    its managing general partner

              By: /s/Brian J. Bornhorst

              Name: Brian J. Bornhorst

                        Title: Vice President

RUNAWAY BAY I APARTMENTS:

RUNAWAY BAY-OXFORD ASSOCIATES L.P., an Indiana limited partnership

By:       OAMCO XXI, L.P., a Delaware limited             partnership,

            its managing general partner

            By:       OAMCO XXI, L.L.C., a Delaware limited                         liability company,

                        its general partner

                        By:       OXFORD REALTY FINANCIAL                                     GROUP, INC., a Maryland                                          corporation,

                                    its managing member

              By: /s/Brian J. Bornhorst

              Name: Brian J. Bornhorst

                         Title: Vice President

RUNAWAY BAY II APARTMENTS:

RUNAWAY BAY II-OXFORD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership

By:       RUNAWAY BAY II CORPORATION, a             Maryland corporation,

            its managing general partner

  By: /s/Brian J. Bornhorst

  Name: Brian J. Bornhorst

            Title: Vice President

BIG WALNUT APARTMENTS:

BIG WALNUT, L.P., a Delaware limited partnership

By:       DAVIDSON DIVERSIFIED PROPERTIES, INC.,             a Tennessee corporation,

            its general partner

  By: /s/Brian J. Bornhorst

  Name: Brian J. Bornhorst

            Title: Vice President

THE VILLAS AT LITTLE TURTLE APARTMENTS:

COLUMBUS III-OXFORD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership

By:       OXFORD INVESTMENT CORPORATION, a             Maryland corporation,

            its managing general partner

By: /s/Brian J. Bornhorst

Name: Brian J. Bornhorst

          Title: Vice President

COOPER’S POINTE APARTMENTS:

COOPER'S POINTE CPGF 22, L.P., a Delaware limited partnership

By:   CPGF 22 COOPER'S POINTE GP, L.L.C., a    South         Carolina limited liability company,

        its general partner

        By:   CENTURY PROPERTIES GROWTH FUND                 XXII, A CALIFORNIA LIMITED                      PARTNERSHIP, a California limited                            partnership,

                its member

                By:   FOX PARTNERS IV, a California general                         partnership,

                        its general partner

                        By:       FOX CAPITAL MANAGEMENT                                     CORPORATION, a California                                     corporation,

                                    its general partner

              By: /s/Brian J. Bornhorst

              Name: Brian J. Bornhorst

                        Title: Vice President

HIBBEN FERRY I APARTMENTS:

HIBBEN FERRY I APARTMENT PARTNERS, L.P., a Delaware limited partnership

By:       AIMCO HOLDINGS, L.P., a Delaware limited             partnership,

            its general partner

            By:       AIMCO HOLDINGS QRS, INC.,

                        a Delaware corporation,

                        its general partner

          By: /s/Brian J. Bornhorst

          Name: Brian J. Bornhorst

                     Title: Vice President

SPRINGHOUSE APARTMENTS:

CHARLESTON-OXFORD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership

By:       AIMCO/CHARLESTON, L.L.C., a Delaware             limited liability company,
            its managing general partner

            By:       AIMCO PROPERTIES, L.P., a Delaware                         limited partnership,
                        its member

                        By:       AIMCO-GP, INC., a Delaware                                     corporation,

                                    its general partner

              By: /s/Brian J. Bornhorst

              Name: Brian J. Bornhorst

                        Title: Vice President

WEBB BRIDGE CROSSING APARTMENTS:

WINTHROP APARTMENT INVESTORS LIMITED PARTNERSHIP, a Maryland limited partnership

By:    WAI ASSOCIATES LIMITED PARTNERSHIP, a          Texas limited partnership,
         its general partner

         By:  AIMCO/WAI ASSOCIATES GP, LLC, a                  Delaware limited liability company,
               its general partner

               By:    AIMCO PROPERTIES, L.P., a Delaware                         limited partnership,
                        its member

                        By:       AIMCO-GP, INC., a Delaware                                     corporation,
                                    its general partner

             By: /s/Brian J. Bornhorst

             Name: Brian J. Bornhorst

                       Title: Vice President

SCOTCH PINES EAST APARTMENTS:

CALMARK/FORT COLLINS, LTD.,

a California limited partnership

By:       CALMARK/FORT COLLINS, INC.,

            a California corporation,

            its corporate general partner

  By: /s/Brian J. Bornhorst

  Name: Brian J. Bornhorst

            Title: Vice President

COURTNEY PARK APARTMENTS:	AMBASSADOR XI, L.P., a Delaware limited partnership By: AMBASSADOR XI, INC., a Delaware corporation its general partner By: /s/Brian J. Bornhorst Name: Brian J. Bornhorst Title: Vice President

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Purchaser:

JRK PROPERTY HOLDINGS, INC.,
a California corporation

By: /s/Jay Schulman
Name:  Jay Schulman
Title:  President

JRK BIRCHMONT ADVISORS LLC,
a Delaware limited liability company

By:   JRK Birchmont Capital Partners LLC,
a California limited liability company,
its Managing Member

By:   JRK Property Holdings, Inc.,
a California corporation,
its Manager

By: /s/Jay Schulman
Name:  Jay Schulman
Title:  President